                                                                    Exhibit 10.7



                            ASSET PURCHASE AGREEMENT

                               DATED MAY 11, 2000

                                      AMONG

                          ENTERCOM COMMUNICATIONS CORP.

                            ENTERCOM KANSAS CITY, LLC

                        ENTERCOM KANSAS CITY LICENSE, LLC

                                   AS SELLERS,

                                       AND

                             SUSQUEHANNA RADIO CORP.

                                    AS BUYER

                                TABLE OF CONTENTS

SECTION 1.        CERTAIN DEFINITIONS.............................................................................2

         1.1      Terms Defined in this Section...................................................................2
         1.2      Terms Defined Elsewhere in this Agreement.......................................................8

SECTION 2.        EXCHANGE AND TRANSFER OF ASSETS; ASSET VALUE....................................................9

         2.1      Agreement to Exchange and Transfer..............................................................9
         2.2      Excluded Assets................................................................................10
         2.3      Purchase Price.................................................................................11
         2.4      Initial Purchase Price.........................................................................12
         2.5      Payment of Purchase............................................................................14
         2.6      Assumption of Liabilities and Obligations......................................................14

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................15

         3.1      Organization and Authority of Sellers..........................................................15
         3.2      Authorization and Binding Obligation...........................................................15
         3.3      Absence of Conflicting Agreements; Consents....................................................15
         3.4      Governmental Licenses..........................................................................16
         3.5      Real Property..................................................................................17
         3.6      Tangible Personal Property.....................................................................18
         3.7      Contracts......................................................................................18
         3.8      Intangibles....................................................................................19
         3.9      Title to Properties............................................................................19
         3.10     Financial Statements...........................................................................19
         3.11     Taxes..........................................................................................20
         3.12     Insurance......................................................................................20
         3.13     Reports........................................................................................20
         3.14     Personnel and Employee Benefits................................................................20
         3.15     Claims and Legal Actions.......................................................................22
         3.16     Environmental Compliance.......................................................................22
         3.17     Compliance with Laws...........................................................................23
         3.18     Conduct of Business in Ordinary Course.........................................................23
         3.19     Transactions with Affiliates...................................................................24
         3.20     Broker.........................................................................................24
         3.21     Insolvency Proceedings.........................................................................24

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................24

         4.1      Organization, Standing and Authority...........................................................24
         4.2      Authorization and Binding Obligation...........................................................24
         4.3      Absence of Conflicting Agreements and Required Consents........................................25
         4.4      Brokers........................................................................................25
         4.5      Availability of Funds..........................................................................25
         4.6      Qualifications of Buyer........................................................................25
         4.7      WARN Act.......................................................................................26

         4.8      Buyer's Defined Contribution Plan..............................................................26

SECTION 5.        OPERATION OF THE STATIONS PRIOR TO CLOSING.....................................................26

         5.1      Contracts......................................................................................26
         5.2      Compensation...................................................................................27
         5.3      Encumbrances...................................................................................27
         5.4      Dispositions...................................................................................27
         5.5      Access to Information..........................................................................27
         5.6      Insurance......................................................................................27
         5.7      Licenses.......................................................................................27
         5.8      Obligations....................................................................................28
         5.9      No Inconsistent Action.........................................................................28
         5.10     Maintenance of Assets..........................................................................28
         5.11     Consents.......................................................................................28
         5.12     Books and Records..............................................................................29
         5.13     Notification...................................................................................29
         5.14     Financial Information..........................................................................29
         5.15     Compliance with Laws...........................................................................29
         5.16     Programming....................................................................................29
         5.17     Preservation of Business.......................................................................29
         5.18     Normal Operations..............................................................................30

SECTION 6.        SPECIAL COVENANTS AND AGREEMENTS...............................................................30

         6.1      FCC Consent....................................................................................30
         6.2      Hart-Scott-Rodino..............................................................................30
         6.3      Risk of Loss...................................................................................30
         6.4      Confidentiality................................................................................31
         6.5      Cooperation....................................................................................31
         6.6      Control of the Stations........................................................................31
         6.7      Accounts Receivable............................................................................31
         6.8      Allocation of Purchase Price...................................................................32
         6.9      Access to Books and Records....................................................................32
         6.10     Employee Matters...............................................................................33
         6.11     Lease Agreement and Shared Property Agreement..................................................35
         6.12     Public Announcements...........................................................................35
         6.13     Disclosure Schedules...........................................................................35
         6.14     Bulk Sales Law.................................................................................35
         6.15     Environmental Site Assessment..................................................................35
         6.16     Reserved.......................................................................................36
         6.17     Adverse Developments...........................................................................36
         6.18     Title Insurance................................................................................36
         6.19     Surveys........................................................................................36
         6.20     Reserved.......................................................................................36
         6.21     Reserved.......................................................................................36
         6.22     Cooperation on Tax Matters.....................................................................37
         6.23     Nonsolicitation................................................................................37
         6.24     Collective Bargaining Duty.....................................................................37

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
         6.25     Shared Use of KCFX Studio......................................................................37

SECTION 7.        CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER..................................................37

         7.1      Conditions to Obligations of Buyer.............................................................37
         7.2      Conditions to Obligations of Sellers...........................................................38

SECTION 8.        CLOSING AND CLOSING DELIVERIES.................................................................39

         8.1      Closing........................................................................................39
         8.2      Deliveries by Sellers..........................................................................40
         8.3      Deliveries by Buyer............................................................................41

SECTION 9.        TERMINATION....................................................................................42

         9.1      Termination by Mutual Consent..................................................................42
         9.2      Termination by Seller..........................................................................42
         9.3      Termination by Buyer...........................................................................43
         9.4      Rights on Termination..........................................................................43
         9.5      Liquidated Damages Not a Penalty...............................................................44
         9.6      Specific Performance...........................................................................44
         9.7      Attorneys' Fees................................................................................44
         9.8      Survival.......................................................................................44

SECTION 10.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES..................44

         10.1     Survival of Representations....................................................................44
         10.2     Indemnification by Seller......................................................................45
         10.3     Indemnification by Buyer.......................................................................45
         10.4     Procedure for Indemnification..................................................................46
         10.5     Certain Limitations............................................................................47

SECTION 11.       MISCELLANEOUS..................................................................................47

         11.1     Fees and Expenses..............................................................................47
         11.2     Notices........................................................................................48
         11.3     Benefit and Binding Effect.....................................................................48
         11.4     Further Assurances.............................................................................49
         11.5     GOVERNING LAW..................................................................................49
         11.6     Entire Agreement...............................................................................49
         11.7     Waiver of Compliance; Consents.................................................................49
         11.8     Headings.......................................................................................49
         11.9     Counterparts...................................................................................50

                                LIST OF SCHEDULES

2.2                                         Excluded Real Property, Excluded Real Property Interests,
                                            Excluded Tangible Personal Property

3.1                                         Good Standing, Joint Ventures

3.3                                         Consents

3.4                                         FCC Licenses

3.5                                         Real Property

3.6                                         Tangible Personal Property Exceptions to Title and Encumbrances

3.7                                         Contracts and Leases

3.8                                         Infringements on Intangibles

3.11                                        Taxes

3.12                                        Insurance

3.14                                        Personnel and Employee Benefits

3.14(g)                                     Labor

3.15                                        Litigation

3.16                                        Environmental Compliance

3.18                                        Conduct of Business

3.19                                        Affiliate Transactions

3.20                                        Brokers

5.3                                         Encumbrances

6.10                                        Retention Agreements

6.23                                        Nonsolicitation

                                            LIST OF EXHIBITS

Exhibit 1                                   Lease

Exhibit 2                                   Shared Property Agreement

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into on May 11, 2000 by and among Entercom Communications Corp., a Pennsylvania corporation ("ENTERCOM"), Entercom Kansas City, LLC, a Delaware limited liability company ("ENTERCOM KANSAS CITY") and Entercom Kansas City License, LLC, a Delaware limited liability company ("KANSAS CITY LICENSE"), (each a "SELLER" and collectively, "SELLERS"), and Susquehanna Radio Corp., a Pennsylvania corporation ("BUYER").

                                R E C I T A L S:

                  WHEREAS, Entercom Kansas City operates radio broadcast stations KCMO-AM and KCMO-FM, Kansas City, Missouri, and Entercom has entered into that certain Asset Purchase Agreement by and among Sinclair Communications, Inc., Sinclair Media III, Inc., Sinclair Radio of Kansas City Licensee, LLC (the "SINCLAIR SELLERS"), and Entercom, dated as of August 18, 1999 (the "ENTERCOM/SINCLAIR CONTRACT") pursuant to which Entercom has the right to acquire KCFX-FM, Harrisonville, Missouri (KCMO-AM, KCMO-FM and KCFX-FM, collectively, the "STATIONS");

                  WHEREAS, Kansas City License is the licensee of KCMO-AM and KCMO-FM, pursuant to certain authorizations issued to it by the FCC, and Entercom has the right to acquire the FCC licenses of KCFX-FM pursuant to the Entercom/Sinclair Contract; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to provide for the sale, assignment and transfer by Sellers to Buyer of certain of the assets owned, leased or used by Sellers, in connection with the business and operations of KCMO-AM and KCMO-FM, and the Sinclair Sellers, in connection with the business and operations of KCFX-FM.

                              A G R E E M E N T S:

                  In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

                                   SECTION 1.
                               CERTAIN DEFINITIONS

         1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

                  "ACCOUNTS RECEIVABLE" means the rights of Sellers with respect to accounts receivable of KCMO-AM and KCMO-FM, and the rights of the Sinclair Sellers with respect to the accounts receivable of KCFX-FM, as of the Closing Date, to payment in cash for the sale of advertising time and other goods and services by the Stations prior to the Closing Date.

                  "AFFILIATE" means, with respect to any Person, (a) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, or (b) an officer or director of such Person or of an Affiliate of such

                                        2
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Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition, (i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors or other governing body of such Person, or
(B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

                  "ASSETS" means the assets to be transferred or otherwise conveyed by Sellers and the Sinclair Sellers to Buyer under this Agreement, as such assets are specified in Section 2.1.

                  "ASSUMED CONTRACTS" means (a) all Contracts set forth on
Schedule 3.7, (b) Contracts entered into prior to the date of this Agreement with advertisers for the sale of advertising time or production services for cash at rates consistent with past practices, (c) Contracts entered into by any Seller or any Sinclair Seller prior to the date of this Agreement which are not required to be included on Schedule 3.7 hereto, (d) any Contracts entered into by any of Sellers (in the case of KCMO-AM and KCMO-FM) and any of the Sinclair Sellers (in the case of KCFX-FM) between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume, and (e) other contracts entered into by any of Sellers (in the case of KCMO-AM and KCMO-FM) and any of the Sinclair Sellers (in the case of KCFX-FM) between the date of this Agreement and the Closing Date in compliance with Section 5.1.

                  "CLOSING" means the consummation of the exchange and acquisition of the Assets pursuant to this Agreement on the Closing Date in accordance with the provisions of Section 8.1.

                  "CLOSING DATE" means the date on which the Closing occurs, as determined pursuant to Section 8.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

                  "CONSENTS" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

                  "CONTAMINANT" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof, except the term "Contaminant" shall not include small quantities of maintenance, cleaning and emergency generator fuel supplies customary for the operation of radio stations and maintained in compliance with all Environmental Laws in the ordinary course of business.

                  "CONTRACTS" means all contracts, consulting agreements, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which any Seller (in the case of KCMO-AM and KCMO-FM) and any Sinclair Seller (in the case of KCFX-FM) is a party or that are binding upon any Seller or Sinclair Seller, as the case may be, that relate to or affect the Assets or the business or operations of the Stations, and that either (a) are in effect on the date of this Agreement, including those listed on Schedule 3.7 hereto, or (b) are entered into by any Seller or Sinclair Seller, as the case may be, between the date of this Agreement and the Closing Date in compliance with Section 5.1 hereof.

                  "EFFECTIVE TIME" means 12:01 a.m., Eastern time, on the Closing Date.

                  "ENVIRONMENTAL LAWS" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any governmental agency interpretation, policy or guidance, including without limitation applicable safety/environmental/health laws such as but not limited to the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any permit, order, directive, court ruling or order or consent decree applicable to or affecting the Property or any other property (real or personal) used by or relating to the Station in question promulgated or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW DEPOSIT" means the sum of Six Million Three Hundred Thousand Dollars ($6,300,000.00) in the form of a letter of credit in favor of Sellers to be deposited by Buyer with Star Media Group, Inc. (the "ESCROW AGENT") on the date hereof to secure the obligations of Buyer to close under this Agreement, with (i) such deposit being held by the Escrow Agent in accordance with the Escrow Agreement executed among Buyer, Sellers and Escrow Agent and (ii) the Escrow Deposit, and all earnings thereon, being returned to Buyer upon the consummation of this Agreement.

                  "EXCESS AMOUNT" shall have the meaning set forth in Section 10.5.

                  "EXCLUDED REAL PROPERTY" means the Real Property listed on
Schedule 2.2.

                  "EXCLUDED REAL PROPERTY INTERESTS" means all interests in Real Property listed on Schedule 2.2 hereto.

                  "EXCLUDED TANGIBLE PERSONAL PROPERTY" means (i) any assets used primarily in the operation of any television broadcast station owned or operated or programmed by the Sinclair Sellers or any Affiliate of the Sinclair Sellers, (ii) any assets used primarily in the operation of any radio broadcast stations owned, operated or programmed by Seller or Sinclair Sellers but not included as a "Station" hereunder, other than the assets located at 5800 Foxridge Drive, Kansas City, Missouri which shall be included as Tangible Personal Property; provided

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however, that the assets listed on the first attachment ("Attachment 1") to
Schedule 2.2 and located at 5800 Foxridge Drive shall be Excluded Tangible Personal Property and shall be retained by Sellers; (iii) any assets located at the Excluded Real Property, other than those assets listed on the second attachment ("Attachment 2") to Schedule 2.2 which shall be included as Tangible Personal Property and (iv) with respect to the Sinclair Sellers, any tangible personal property located at Suite 220, Meadow Mill at Woodberry, 3600 Clipper Mill Road, Baltimore, Maryland 21211.

                  "FCC" means the Federal Communications Commission.

                  "FCC CONSENT" means action by the FCC granting its consent to the transfer of the FCC Licenses by Kansas City License (in the case of the KCMO FCC Licenses) and by Kansas City Licensee, LLC (in the case of the KCFX FCC Licenses) to Buyer as contemplated by this Agreement.

                  "FCC LICENSES" means those licenses, permits and authorizations issued by the FCC to Sellers and the Sinclair Sellers in connection with the business and operations of the Stations.

                  "FINAL ORDER" shall mean an action by the Commission upon any application for FCC Consent filed by the parties hereto for FCC consent, approval or authorization, which action has not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action, no protest, petition to deny, petition for rehearing or reconsideration, appeal or request for stay is pending, and as to which action the time for filing of any such protest, petition, appeal or request and any period during which the Commission may reconsider or review such action on its own authority has expired.

                  "HART-SCOTT-RODINO" means the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "INTANGIBLES" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by any of Sellers (in the case of intangible property used in connection with the operations of KCMO-AM and KCMO-FM) and any of the Sinclair Sellers (in the case of intangible property rights used in connection with the operations of KCFX-FM) or under which such sellers are licensed or franchised and that are used in the business and operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

                  "KCFX FCC LICENSES" means those licenses, permits and authorizations issued by the FCC to Sinclair Radio of Kansas City Licensee, LLC in connection with the business and operations of KCFX-FM and which are to be assigned to Sellers under the Entercom/Sinclair Contract.

                  "KCMO FCC LICENSES" means those licenses, permits and authorizations issued by the FCC to Kansas City License in connection with the business and operations of KCMO-AM and KCMO-FM.

                  "KCFX LICENSES" means the KCFX FCC Licenses and all licenses, permits, construction permits and other authorizations issued by the Federal Aviation Administration, or any other federal, state, or local governmental authorities to any of the Sinclair Sellers, currently in effect and used in connection with the conduct of the business or operations of KCFX-FM, together with any additions thereto between the date of this Agreement and the Closing Date.

                  "KCMO LICENSES" means the KCMO FCC Licenses and all licenses, permits, construction permits and other authorizations issued by the Federal Aviation Administration, or any other federal, state, or local governmental authorities to any of Sellers, currently in effect and used in connection with the conduct of the business or operations of KCMO-AM and KCMO-FM, together with any additions thereto between the date of this Agreement and the Closing Date.

                  "KNOWLEDGE" or any derivative thereof with respect to the Sellers means, exclusively, the actual Knowledge of the President and Chief Executive Officer or the Chief Financial Officer of Entercom, the general managers of the Stations, and any other employee of Entercom designated as a "vice president" or any officer of any of the Sellers.

                  "LEASED REAL PROPERTY" means all real property and all buildings and other improvements thereon and appurtenant thereto leased or held by any of the Sellers (in connection with the operations of KCMO-AM and KCMO-FM), other than the Excluded Real Property, and any of the Sinclair Sellers (in connection with the operations of KCFX-FM) and used in the business or operations of the Stations.

                  "LICENSES" means the KCFX Licenses and the KCMO Licenses.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or financial condition of the Stations taken as a whole, except for any such material adverse effect resulting from (a) general economic conditions applicable to the radio broadcast industry, (b) general conditions in the markets in which the Stations operate, or (c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay.

                  "MATERIAL CONTRACT" means those Assumed Contracts that are designated on Schedules 3.5 and 3.7 as "Material Contracts."

                  "OWNED REAL PROPERTY" means that certain parcel of real property and all buildings and other improvements thereon and appurtenant thereto owned by Entercom and used as a transmitter site for KCMO-AM.

                  "PERMITTED ENCUMBRANCES" means (a) encumbrances of a landlord, or other statutory lien not yet due and payable, or a landlord's liens arising in the ordinary course of business, (b) encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules, which Contracts have been made available to Buyer,
(c) encumbrances for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Sellers' books (in the case of KCMO-AM and KCMO-FM) or the Sinclair Sellers' Books (in the case of KCFX-FM) in accordance with generally accepted accounting principles, or (d) encumbrances that do not materially detract from the value of any of the Assets or materially interfere with the use thereof.

                  "PERSON" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

                  "REAL PROPERTY" means all real property and all buildings and other improvements thereon and appurtenant thereto, whether or not owned, leased or held by any of Sellers (in connection with the operations of KCMO-AM and KCMO-FM) and leased by any of the Sinclair Sellers (in connection with the operations of KCFX-FM) and used in the business or operations of the Stations, but excluding the Excluded Real Property.

                  "REAL PROPERTY INTERESTS" means all interests in Owned Real Property and Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and appurtenant thereto, owned or held by any of Sellers (in connection with the operations of KCMO-AM and KCMO-FM) or held by any of the Sinclair Sellers (in connection with the operations of KCFX-FM) and that are used in the business or operations of the Stations, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date, but excluding the Excluded Real Property Interests.

                  "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by any of Sellers (in connection with the operations of KCMO-AM and KCMO-FM and listed on Attachment 2 to Schedule 2.2 hereof ) and any of the Sinclair Sellers (in connection with the operations of KCFX-FM and the other stations currently operated at the KCFX Studio) and that is used or useful in the conduct of the business or operations of the Stations, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date, but excluding the Excluded Tangible Personal Property.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "TAX RETURN" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing required to be submitted to any governmental authority with respect to any Tax.

                  "THRESHOLD AMOUNT" has the meaning set forth in Section 10.5.

                  "UNEXPENDED REMEDIATION AMOUNT" shall mean Three Hundred Fifty Thousand Dollars ($350,000) minus any amounts previously expended by Sellers to remediate any of the Real Property pursuant to Section 6.15.

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
         1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                        Section
----                                                        -------
Balance Sheet Date                                          Section 3.10

Benefit Arrangement                                         Section 3.14 (a)(v)

Benefit Plans Section                                       Section 3.14(a)(ii)

Buyer                                                       Preamble

Buyer's Plan                                                Section 4.8

Claimant                                                    Section 10.4

Collection Period                                           Section 6.7(a)

Confidentiality Agreement                                   Section 6.4

Deferred Contract                                           Section 5.11(b)

Designee                                                    Section 11.3(b)

Election                                                    Section 6.22

Employees                                                   Section 3.14(a)

Entercom                                                    Recitals

Entercom Kansas City                                        Recitals

Entercom Kansas City License                                Recitals

Entercom/Sinclair Contract                                  Recitals

Environmental Assessments                                   Section 6.15

Environmental Laws                                          Section 3.16

Environmental Threshold Amount                              Section 6.15

Estimated Purchase Price                                    Section 2.4(a)

Excluded Real Property Interests                            Section 1.1

Excluded Tangible Personal Property                         Section 1.1

FCC Objection                                               Section 7.1(c)

FTC                                                         Section 4.6

Financial Statements                                        Section 3.10

Hart-Scott-Rodino Filing                                    Section 6.2

Indemnity Cap                                               Section 10.5

Indemnifying Party                                          Section 10.4

Initial Employee Cap                                        Section 6.10(g)

Initial Purchase Price                                      Section 2.3

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
KCFX Balance Sheet Date                                     Section 3.10

KCFX Financial Statements                                   Section 3.10

KCFX Accounts Receivable                                    Section 6.7

KCMO Balance Sheet Date                                     Section 3.10

KCMO Financial Statements                                   Section 3.10

KCMO Studio                                                 Section 6.25

Lease                                                       Section 6.11

Multiemployer Plan                                          Section 3.14(a)(ii)

Operational Equipment                                       Section 3.22

Pension Plan                                                Section 3.14(a)(iii)

Purchase Price                                              Section 2.3

Scheduled Retention Agreements                              Section 6.10(g)

Section 6.9 Amount                                          Section 6.9

Seller                                                      Preamble

Seller Entities                                             Section 6.10(i)

Sellers' Employees                                          Section 6.10(i)

Shared Property Agreement                                   Section 6.11

Sinclair Sellers                                            Recitals

Stations                                                    Recitals

Title Commitment                                            Section 6.18

Transferred Employees                                       Section 6.10

Transition Period                                           Section 6.25

Welfare Plan                                                Section 3.14(a)(i)


                                   SECTION 2.
                  EXCHANGE AND TRANSFER OF ASSETS; ASSET VALUE

         2.1 Agreement to Exchange and Transfer. Subject to the terms and conditions set forth in this Agreement with respect to the Stations, Sellers hereby agree to transfer, convey, assign and deliver to Buyer on the Closing Date and to cause the Sinclair Sellers to transfer, convey, assign and deliver to Buyer on the Closing Date, and Buyer agrees to acquire, all of Sellers' and the Sinclair Sellers' right, title and interest in the tangible and intangible assets used in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances), including the following:

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                  (a) The Tangible Personal Property;

                  (b) The Real Property Interests;

                  (c) The Licenses;

                  (d) The Assumed Contracts;

                  (e) The Intangibles, including the goodwill of the Stations, if any;

                  (f) Reserved.

                  (g) All of Sellers' and the Sinclair Sellers' proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC, in each case to the extent relating to the business and operation of the Stations;

                  (h) All choses in action of any of Sellers and any of the Sinclair Sellers' relating to the Stations to the extent they relate to the period after the Effective Time; and

                  (i) All books and records relating to the business or operations of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Stations.

         2.2 Excluded Assets. The Assets shall exclude the following (other than those Assets listed on Attachment 2 to Schedule 2.2):

                  (a) All of each of Sellers' and the Sinclair Sellers' cash, cash equivalents and deposits, all interest payable in connection with any such items and rights in and to bank accounts, marketable and other securities and similar investments of Sellers and the Sinclair Sellers;

                  (b) Any insurance policies, promissory notes, amounts due to any of Sellers and the Sinclair Sellers from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto; provided, that in the event Sellers are obligated to assign to Buyer the proceeds of any such insurance policy or to cause the assignment of such proceeds at the time a Closing occurs under Section 6.3, such proceeds shall be included in the Assets;

                  (c) Any pension, profit-sharing, or employee benefit plans, including all of Sellers' and the Sinclair Sellers' interests in any Welfare Plan, Pension Plan or Benefit Arrangement (each as defined in Section 3.14(a));

                  (d) All Tangible Personal Property disposed of or consumed in the ordinary course of business as permitted by this Agreement;

                  (e) All Tax Returns and supporting materials, all original financial statements and supporting materials, all books and records that Sellers and the Sinclair Sellers are required by law to retain, all of Sellers' and the Sinclair Sellers' organizational documents, corporate books and records (including minute books and stock ledgers) and originals of account books of original entry, all records of Sellers and the Sinclair Sellers relating to the sale of the Assets and all records and documents related to any assets excluded pursuant to this Section 2.2;

                  (f) Any interest in and to any refunds of federal, state, or local franchise, income, or other taxes for periods (or portions thereof) ending on or prior to the Closing Date;

                  (g) All Accounts Receivable;

                  (h) All rights and claims of Sellers and the Sinclair Sellers whether mature, contingent or otherwise, against third parties relating to the Assets of the Stations, whether in tort, contract or otherwise, other than rights and claims against third parties relating to the Assets which have as their basis loss, damage or impairment of or to any of the Assets and which loss, damage or impairment has not been restored or repaired prior to the Closing in which any of the Assets which has been so damaged or impaired is being acquired by Buyer (or in the case of a lost asset, that would have been acquired but for such loss);

                  (i) Any Contracts which are not Assumed Contracts;

                  (j) All of each of Sellers' and the Sinclair Sellers' deposits and prepaid expenses; provided, any deposits and prepaid expenses shall be included in the Assets to the extent that Sellers or the Sinclair Sellers receive a credit therefor in the proration of the Purchase Price pursuant to
Section 2.3(b);

                  (k) All rights of Sellers under or pursuant to this Agreement (or any other agreements contemplated hereby);

                  (l) All rights to the names "Entercom" "Entercom Communications," "Sinclair Communications," "Sinclair Broadcast Group," "Sinclair," and any logo or variation thereof and goodwill associated therewith;

                  (m) The Excluded Real Property;

                  (n) The Excluded Real Property Interests;

                  (o) The Excluded Tangible Personal Property;

                  (p) All assets owned by the Sinclair Sellers and used in connection with any television or radio broadcast stations owned and/or programmed by any of the Sinclair Sellers or Sinclair Sellers have the right to acquire other than the Stations, including (without limitation) all assets related to Sellers' operation and ownership of the Interstate Road Network and the Road Gang Coast to Coast Network; KPNT-FM, St. Genevieve, MO; WVRV-FM, East St. Louis, IL; WIL-FM, St. Louis, MO; WRTH-AM, St. Louis, MO; KIHT-FM, St. Louis, MO; KXOK-FM, St. Louis, MO; KUPN-AM, Mission, KS.

                  (q) All shares of capital stock, partnership interests, interests in limited liability companies or other equity interest, including, but not limited to, any options, warrants or voting trusts relating thereto which are owned by Sellers or the Sinclair Sellers and not expressly specified in Section 2.1.

         2.3 Purchase Price.

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
         2.4 (a) Initial Purchase Price. The purchase price of the Assets shall be One Hundred and Thirteen Million U.S. Dollars ($113,000,000) (the "INITIAL PURCHASE PRICE"), adjusted as provided below (the "PURCHASE PRICE"). The Purchase Price shall be paid at Closing.

                  (b) Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of revenues and expenses, as set forth below. All revenues and all expenses arising from the operation of the Stations, including tower rental, business and license fees, utility charges, real property and personal property and other similar Taxes and assessments levied against or with respect to the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, payments due under film or programming license agreements, and employee compensation, including wages (including bonuses which constitute wages), salaries, accrued sick leave and related Taxes shall be prorated between Buyer and Sellers as to the Stations at Closing in accordance with the principle that Sellers shall receive all revenues and shall be responsible for all expenses, costs and liabilities allocable to the operations of the Stations for the period prior to the Effective Time of Closing, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the operations of the Stations for the period after the Effective Time of Closing, subject to the following:

                           (i) There shall be no adjustment for, and Sellers shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.2. An adjustment and proration shall be made in favor of Buyer to the extent that Buyer assumes any liability under any Assumed Contract to refund (or to credit against payments otherwise due) any security deposit or similar prepayment paid to Sellers by any lessee or other third party. An adjustment and proration shall be made in favor of Sellers to the extent Buyer receives the right to receive a refund (or to a credit against payments otherwise due) under any Assumed Contract to any security deposit or similar pre-payment paid by or on behalf of Sellers.

                           (ii) An adjustment and proration shall be made in favor of Sellers for the amount, if any, by which the fair market value of the goods or services to be received by the Stations under its trade or barter agreements as of the Effective Time exceeds by more than Fifty Thousand Dollars ($50,000) the fair market value of any advertising time remaining to be run by the Stations as of the Effective Time. An adjustment and proration shall be made in favor of Buyer to the extent that the amount of any advertising time remaining to be run by the Stations under its trade or barter agreements as of the Effective Time exceeds by more than Fifty Thousand Dollars ($50,000) the fair market value of the goods or services to be received by the Stations as of the Effective Time.

                           (iii) There shall be no proration for program barter.

                           (iv) Reserved.

                           (v) An adjustment and proration shall be made in favor of Sellers for the amount, if any, of prepaid expense, the benefit of which accrues to Buyer hereunder, and other current assets acquired by Buyer hereunder which are paid by Sellers to the extent such prepaid expenses and other current assets relate to the period after the Effective Time.

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
                           (vi) There shall be no proration for any payment(s) made by Interep to any of the Sellers in connection with obtaining the right to serve as the national sales representative of any of the Stations.

               (c) Manner of Determining Adjustments. The Purchase Price, taking into account the adjustments and prorations pursuant to Section 2.3(b), will be determined in accordance with the following procedures:

                           (i) Sellers shall prepare and deliver to Buyer not later than five (5) days before the Closing Date a preliminary settlement statement which shall set forth Sellers' good faith estimate of the adjustments to the Purchase Price under Section 2.3(b). The preliminary settlement statement shall (A) contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.3(b) as to the Stations, to the extent such adjustments can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by Buyer, and (B) be certified by Sellers to be true and complete to Sellers' Knowledge as of the date thereof.

                           (ii) Not later than ninety (90) days after the Closing Date, Buyer will deliver to Sellers a statement setting forth Buyer's determination of the Purchase Price and the calculation thereof pursuant to Section 2.3(b) as to the Stations. Buyer's statement (A) shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.3(b), and such other information as may be reasonably requested by Sellers, and (B) shall be certified by Buyer to be true and complete to Buyer's knowledge as of the date thereof. If Sellers dispute the amount of such Purchase Price determined by Buyer, they shall deliver to Buyer within thirty (30) days after receipt of Buyer's statement a statement setting forth their determination of the amount of such Purchase Price. If Sellers notify Buyer of its acceptance of Buyer's statement, or if Sellers fail to deliver their statement within the thirty (30)-day period specified in the preceding sentence, Buyer's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the thirty (30)-day period.

                           (iii) Buyer and Sellers shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price paid by Buyer at the Closing. If the parties are unable to resolve the dispute within forty-five (45) days following the delivery of all of Buyer's statements to be provided pursuant to Section 2.3(c)(ii) after the Closing, Buyer and Sellers shall jointly designate an independent certified public accounting firm of national standing which has not regularly provided services to either the Buyer or Sellers in the last three (3) years, who shall be knowledgeable and experienced in the operation of radio broadcasting stations, to resolve the dispute. If the parties are unable to agree on the designation of an independent certified public accounting firm, the selection of the accounting firm to resolve the dispute shall be submitted to arbitration to be held in Philadelphia, Pennsylvania, in accordance with the commercial arbitration rules of the American Arbitration Association. The accounting firm's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accounting firm, and, if necessary, for arbitration to select such accountant, shall be divided equally between the parties.

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
                           (iv) Buyer acknowledges that prorations pursuant to both clauses (i) and (ii) above with respect to revenues and expenses in connection with the operations of KCFX-FM may, at the Sellers' election, in whole or part, be made between Buyer and the Sinclair Sellers, with an appropriate increase or decrease in the Purchase Price; provided, however, that in the event of a dispute between Buyer and the Sinclair Sellers concerning the adjustments to the Purchase Price and the calculation thereof pursuant to Section 2.3(b), Buyer shall settle any such dispute directly with Sellers in accordance with
         Section 2.3 (c)(iii).

         2.5 Payment of Purchase.

                  (a) Payment of Estimated Purchase Price At Closing. The Initial Purchase Price, adjusted by the estimated adjustments pursuant to
Section 2.3(b) as set forth in Sellers' preliminary settlement statement pursuant to Section 2.3(c)(i), is referred to as the "Estimated Purchase Price." At the Closing, Buyer shall pay or cause to be paid to Sellers the Estimated Purchase Price for the Stations, by federal wire transfer of same-day funds pursuant to wire transfer instructions, which instructions shall be delivered to Buyer by Sellers at least two (2) business days prior to the Closing Date.

                  (b) Return of Escrow Deposit at Closing. Buyer and Sellers shall cause the Escrow Deposit to be returned to Buyer at Closing.

                  (c) Payments to Reflect Adjustments. The Purchase Price as finally determined pursuant to Section 2.3(c) shall be paid as follows:

                           (i) If the Purchase Price as finally determined pursuant to Section 2.3(c) exceeds the Estimated Purchase Price, Buyer shall pay to Sellers, in immediately available funds within five (5) business days after the date on which the Purchase Price is determined pursuant to Section 2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

                           (ii) If the Purchase Price as finally determined pursuant to Section 2.3(c) is less than the Estimated Purchase Price, Sellers shall pay to Buyer, in immediately available funds within five
         (5) business days after the date on which the Purchase Price is determined pursuant to Section 2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

                  (d) Payment for KCFX-FM.

                    At Seller's election, which election shall be delivered in writing to Buyer no later than three days prior to Closing, Buyer shall pay the portion of the Estimated Purchase Price allocable to KCFX-FM to the Sinclair Sellers at Closing by wire transfer to an account designated by Sellers in accordance with Section 2.4(a), and pay to the Sinclair Sellers or receive from the Sinclair Sellers, as the case may be, adjustments in accordance with Section 2.4(c) to the extent allocable to KCFX-FM.

         2.6 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform all obligations and liabilities of Sellers (with respect to obligations and liabilities arising out of the business and operations of KCMO-

AM and KCMO-FM) and of the Sinclair Sellers (with respect to obligations and liabilities arising out of the business and operations of KCFX-FM) under the Licenses, the Assumed Contracts or as otherwise specifically provided for herein to the extent that either (i) the obligations and liabilities relate to the time after the Effective Time of the Closing, or (ii) the Purchase Price was reduced pursuant to Section 2.3(b) as a result of the proration of such obligations and liabilities. Buyer shall not assume any other obligations or liabilities of Sellers or the Sinclair Sellers, including (1) any obligations or liabilities under any Contract not included in the Assumed Contracts, (2) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time of the Closing to which such Assumed Contracts relate, except insofar as an adjustment therefor is made in favor of Buyer under Section 2.3(b), (3) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing or (4) any obligations or liabilities of Sellers or the Sinclair Sellers under any employee pension, retirement, or other benefit plans.

                                   SECTION 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Each Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

         3.1 Organization and Authority of Sellers. Each Seller is and at Closing each Sinclair Seller will be a corporation, limited liability company or limited partnership (as applicable), duly organized, validly existing and in good standing under the laws of the State listed on Schedule 3.1 next to each such Seller's or Sinclair Seller's name. Each Seller has and at Closing each Sinclair Seller will have the requisite corporate power and authority (or other appropriate power and authority based on the structure of such Seller or Sinclair Seller) to own, lease and operate its properties, to carry on its business in the places where such properties are now, or in the case of the Sinclair Sellers at Closing will be, owned, leased, or operated and such business is now, or in the case of the Sinclair Sellers at Closing will be, conducted, and, in the case of the Sellers, to execute, deliver and perform this Agreement and the documents contemplated hereby according to their respective terms. Each Seller is and at Closing each Sinclair Seller will be duly qualified and in good standing in each jurisdiction listed on Schedule 3.1 next to each such Seller's or Sinclair Seller's name, which are all jurisdictions in which such qualification is required. Except as set forth on Schedule 3.1, no Seller is and no Sinclair Seller will be a participant in any joint venture or partnership with any other Person with respect to any part of the operations of the Stations or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by each Seller have been duly authorized by all necessary corporate or other required action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements; Consents. Subject to obtaining the FCC Consent provided for in Section 6.1, the filings required by Hart-Scott-Rodino provided for in

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
Section 6.2 and the other Consents described in Schedules 3.3 and 3.7, the execution, delivery and performance by each Seller of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Articles of Incorporation, Bylaws or other organizational documents of Sellers; (c) will not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which any Seller is a party or by which any Seller may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets. Except for the FCC Consent provided for in Section 6.1, the filings required by Hart-Scott-Rodino provided for in Section 6.2 and the other Consents described in Schedules 3.3 and 3.7, no consent, approval, permit, or authorization of, or declaration to, or filing with any governmental or regulatory authority or any other third party is required (a) to consummate this Agreement and the transactions contemplated hereby, or (b) to permit Sellers to transfer and convey the Assets to Buyer.

         3.4 Governmental Licenses. Schedule 3.4 includes a true and complete list of the FCC Licenses. Sellers have made available to Buyer true and complete copies of the main Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and Kansas City License is the authorized legal holder of the KCMO FCC Licenses, a list of which is set forth on Schedule 3.4 together with a list of the KCFX Licenses. The Licenses and the FCC Licenses listed on Schedule 3.4 comprise all of the material licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct in all material respects of the business and operations of the Stations in the manner and to the full extent they are now conducted, and, except as otherwise disclosed on Schedule 3.4, none of the Licenses is subject to any unusual or special restriction or condition that could reasonably be expected to limit materially the full operation of the Stations as now operated. The FCC Licenses are in full force and effect, are valid for the balance of the current license term applicable generally to radio stations licensed to the same communities as the Stations, are unimpaired by any acts or omissions of any Seller or any of its Affiliates, or the employees, agents, officers, directors, or shareholder of any Seller or any of its Affiliates (in the case of the KCMO FCC Licenses) and are unimpaired by any acts or omission of any of the Sinclair Sellers or any of their Affiliates, or the employees, agents, officers, directors or shareholders of any of the Sinclair Sellers or any of their Affiliates (in the case of the KCFX Licenses), and are free and clear of any restrictions which might limit the full operation of the Stations in the manner and to the full extent as they are now operated (other than restrictions under the terms of the licenses themselves or applicable to the radio broadcast industry generally). Except as listed on Schedule 3.4 hereto, there are no applications, proceedings or complaints pending or, to the Knowledge of any Seller, threatened which may have an adverse effect on the business or operation of the Stations (other than rulemaking proceedings that apply to the radio broadcasting industry generally). Except as disclosed on
Schedule 3.4 hereto, no Seller is aware of any reason why any of the FCC Licenses might not be renewed in the ordinary course for a full term without material qualifications or of any reason why any of the FCC Licenses might be revoked. The Stations are in compliance with the Commission's policy on exposure to radio frequency radiation. No renewal of any FCC License would constitute a major

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
environmental action under the rules of the Commission. To the Knowledge of Sellers, there are no facts relating to Sellers which, under the Communications Act of 1934, as amended, or the existing rules of the Commission, would (a) disqualify any Seller from assigning any of its FCC Licenses to Buyer, (b) cause the filing of any objection to the assignment of the FCC Licenses to Buyer, (c) lead to a delay in the processing by the FCC of the applications of the FCC Licenses to Buyer, (d) lead to a delay in the termination of the waiting period required by Hart-Scott-Rodino, or (e) disqualify any Seller from consummating the transactions contemplated herein within the times contemplated herein. An appropriate public inspection file for each Station is maintained at the Station's studio in accordance with Commission rules. Access to the Stations' transmission facilities are restricted in accordance with the policies of the Commission.

         3.5 Real Property. Schedule 3.5 contains a complete description of all Real Property Interests (including street address, owner, and use thereof) other than the Excluded Real Property Interests. The Real Property Interests listed on
Schedule 3.5, together with the Real Property Interests which will be created by the execution of the Lease (as defined herein) by Buyer and the appropriate Sellers, comprises all interests in real property necessary to conduct the business and operations of the Stations. Except as described on Schedule 3.5, Sellers have good fee simple title to all fee estates included in the Real Property Interests, and Sellers and the Sinclair Sellers collectively have good title to all other Real Property Interests, in each case free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances, except for Permitted Encumbrances. Each leasehold or subleasehold interest included as a Material Contract on Schedule 3.5 is legal, valid, binding, enforceable and in full force and effect. To Sellers' Knowledge, each leasehold or subleasehold designated in the Real Property Interests, but not designated as Material Contracts on
Schedule 3.5 is legal, binding and enforceable and in full force and effect. Neither the Seller party thereto (in the case of leases and subleases used in the operations of KCMO-AM and KCMO-FM), nor the Sinclair Seller party thereto (in the case of leases and subleases used in the operations of KCFX-FM), or to Sellers' Knowledge any other party thereto, is in default, violation or breach under any lease or sublease and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation or breach thereunder. Sellers have not received any notice of a default, offset or counterclaim under any lease or sublease used in the operation of KCMO-AM and KCMO-FM. The Sinclair Sellers have not notified Sellers of any default, offset or counterclaim under any lease or sublease with respect to the Real Property Interests used in the operation of KCFX-FM. As of the date hereof and as of the Closing Date, Sellers enjoy peaceful and undisturbed possession of the leased Real Property Interests used in the operation of KCMO-AM and KCMO-FM. As of the date hereof and as of the Closing Date, Sinclair Sellers enjoy peaceful and undisturbed possession of the leased Real Property Interests used in the operation of KCFX-FM. So long as Sellers and the Sinclair Sellers fulfill their obligations under the leases for the leased Real Property Interests, those of the Sellers and Sinclair Sellers which are the parties to such leases have enforceable rights to nondisturbance and quiet enjoyment against its lessor or sublessor, and, to the Knowledge of Sellers, except as set forth in Schedule 3.5, no third party holds any interest in the leased premises with the right to foreclose upon Sellers' leasehold or subleasehold interest. Sellers have legal and practical access to all of the Owned Real Property and Sellers and the Sinclair Sellers collectively have legal and practical access to all of the Leased Real Property, as applicable. Except as otherwise disclosed in Schedule 3.5, all towers, guy anchors, ground radials, and buildings and other improvements included in the Assets are located entirely on the Owned Real Property or the Leased Real Property, as applicable, listed in Schedule 3.5. All

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
Owned Real Property and Leased Real Property (including the improvements thereon) (a) is in good condition and repair consistent with its current use,
(b) is available for immediate use in the conduct of the business and operations of the Stations, and (c) complies in all material respects with all applicable building or zoning codes (in the case of Owned Real Property and Leased Real Property used in the operations of KCMO-AM and KCMO-FM) or with all applicable material building or zoning codes (in the case of Owned Real Property and Leased Real Property used in the operations of KCFX-FM) and the regulations of any governmental authority having jurisdiction, except to the extent that the current use by any of Sellers or the Sinclair Sellers, as the case may be, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations. No eminent domain or condemnation proceedings are pending or, to the Knowledge of Sellers, threatened with respect to any Real Property Interests.

         3.6 Tangible Personal Property. Except as described in Schedule 3.6, Sellers own and have good title to each item of Tangible Personal Property used in the operations of KCMO-AM and KCMO-FM and the Sinclair Sellers own and have good title to each item of Tangible Personal Property used in the operations of KCFX-FM, and none of the Tangible Personal Property owned by such sellers is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear and obsolescence, each material item of Tangible Personal Property is in good operation condition and repair and is available for immediate use in the business and operations of the Stations. All material items of transmitting and studio equipment included in the Tangible Personal Property (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (b) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC and in all material respects with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 is a true and complete list of all Contracts which either (a) have a remaining term (after taking into account any cancellation rights of Sellers or the Sinclair Sellers) of more than one year after the date hereof or (b) require expenditures in excess of Twenty Five Thousand Dollars ($25,000) in any calendar year after the date hereof, except contracts with advertisers for production or the sale of advertising time on the Stations for cash that may be canceled by Sellers with respect to KCMO-AM and KCMO-FM or the Sinclair Sellers with respect to KCFX-FM without penalty on not more than ninety days' notice. Sellers have delivered or made available to Buyer true and complete copies of all written Assumed Contracts, and true and complete descriptions of all oral Assumed Contracts (including any amendments and other modifications to such Contracts). Other than the Contracts listed on Schedule 3.7, Schedule 3.5, and the Lease, Sellers with respect to the business and operations of KCMO-AM and KCMO-FM, and the Sinclair Sellers with respect to the business and operations of KCFX-FM, require no material contract, lease, or other agreement to enable them to carry on their business in all material respects. All of the Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms except as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Neither the Seller party thereto in the case of KCMO-AM and KCMO-FM nor the Sinclair Seller party thereto in the case of KCFX-FM or, to the Knowledge of Sellers, any other party thereto, is in default, violation or breach in any material respect under any Contract and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach in any material respect thereunder. Except as disclosed on Schedule 3.7, other than in the ordinary course of business, Sellers do not have Knowledge of any intention by any party to any Contract (a) to terminate such Contract or amend the terms thereof, (b) to refuse to renew the Contract upon expiration of its term, or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except for the need to obtain the Consents listed on Schedule 3.7, the exchange and transfer of the Assets in accordance with this Agreement will not affect the validity, enforceability, or continuation of any of the Contracts.

         3.8 Intangibles. Sellers have provided or made available to Buyer copies of all documents establishing or evidencing the Intangibles. Sellers own or have a valid license to use all of the Intangibles, other than the Intangibles used in the operation of KCFX-FM, as to which one or more of the Sinclair Sellers own or have a valid license to use. Other than with respect to matters generally affecting the radio broadcasting industry and not particular to Sellers (in the case of KCMO-AM and KCMO-FM), or not particular to the Sinclair Sellers (in the case of KCFX-FM), and except as set forth on Schedule 3.8, neither Sellers (in the case of KCMO-AM and KCMO-FM) nor the Sinclair Sellers (in the case of KCFX-FM), have received any notice or demand alleging that Sellers or the Sinclair Sellers are infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other Person, and there is no claim or action pending, or to the Knowledge of Sellers threatened, with respect thereto. To the Knowledge of Sellers, except as set forth on Schedule 3.8, no other Person is infringing upon Sellers' or the Sinclair Sellers' rights or ownership interest in the Intangibles.

         3.9 Title to Properties. Except as disclosed in Schedule 3.5 or 3.6, Sellers, with respect to the assets used in the operations of KCMO-AM and KCMO-FM, and the Sinclair Sellers, with respect to the assets used in the operations of KCFX-FM, have good and marketable title to the Assets subject to no mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for Permitted Encumbrances.

         3.10 Financial Statements. Sellers have furnished Buyer with true and complete copies of unaudited financial statements of KCMO-AM and KCMO-FM containing a balance sheet and statement of income, as at and for the fiscal year ended December 31, 1999, and an unaudited balance sheet and statement of income as at and for the four months ended April 30, 2000 (the "KCMO BALANCE SHEET DATE") (collectively, the "KCMO FINANCIAL STATEMENTS"). Sellers have furnished Buyer with true and complete copies of unaudited financial statements of KCFX-FM containing a balance sheet and statement of income, as at and for the fiscal year ended December 31, 1998, and an unaudited balance sheet and statement of income as at and for the seven (7) months ended July 31, 1999 (the "KCFX BALANCE SHEET DATE") (collectively, the "KCFX FINANCIAL STATEMENTS") (the KCMO Financial Statements and the KCFX Financial Statements, the "FINANCIAL STATEMENTS"). To the extent the Financial Statements relate to the period of time during which the Stations were owned by the Sellers (or any Affiliate thereof) in the case of KCMO-AM and KCMO-FM or the Sinclair Sellers in the case of KCFX-FM, and the Financial Statements have been prepared from the books and records of such sellers and have been prepared in a manner consistent with the audited Financial Statements of such sellers, except for the absence of footnotes and certain year-end adjustments. The Financial Statements accurately reflect the books, records and accounts of Sellers (in the case of KCMO-AM and KCMO-FM), and the Sinclair Sellers (in the case of KCFX-FM), and present fairly and accurately the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended and none of the Financial Statements understates in any material respect the normal and customary costs and expenses of conducting the business or operations of the Stations in any material respect as currently conducted by Sellers or the Sinclair Sellers, as the case may be, or otherwise materially inaccurately reflects the operations of the Stations; provided, that the foregoing representations are given only to the Sellers' Knowledge to the extent the Financial Statements relate to a period of time during which the Stations were not owned by Sellers (or an Affiliate thereof).

         3.11 Taxes. Except as set forth in Schedule 3.11, Sellers and the Sinclair Sellers have filed or caused to be filed all Tax Returns that are required to be filed with respect to their ownership and operation of the Stations, and have paid or caused to be paid all Taxes shown on those returns or on any Tax assessment received by them to the extent that such Taxes have become due, or have set aside on their books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. Except as set forth on Schedule 3.11, there are no legal, administrative, or other Tax proceedings presently pending, and there are no grounds existing pursuant to which Sellers or the Sinclair Sellers are or could be made liable for any Taxes, the liability for which could extend to Buyer as transferee of the business of the Stations.

         3.12 Insurance. Schedule 3.12 is a true and complete list of all insurance policies of or covering Sellers, in respect of the assets used in the operations of KCMO-AM and KCMO-FM, and the Sinclair Sellers, in respect of the assets used in the operations of KCFX-FM. All policies of insurance listed in
Schedule 3.12 are in full force and effect as of the date hereof. During the past three years, no insurance policy of Sellers or the Sinclair Sellers pertaining to the Stations has been canceled by the insurer and, except as set forth on Schedule 3.12, no application of Sellers or the Sinclair Sellers for insurance pertaining to the Stations has been rejected by any insurer.

         3.13 Reports. All material returns, reports and statements that Sellers or the Sinclair Sellers are currently required to file with the FCC or Federal Aviation Administration pertaining to the Stations have been filed, and all reporting requirements of the FCC and Federal Aviation Administration have been complied with in all material respects. All of such returns, reports and statements, as filed, satisfy all applicable legal requirements.

         3.14 Personnel and Employee Benefits.

                  (a) Employees and Compensation. Schedule 3.14 contains a true and complete list of all employees of Sellers and the Sinclair Sellers each of whom Buyer is required to make an offer of employment pursuant to Section 6.10 if the employee remains employed with one of Sellers on the Closing Date. The salary and bonus, if any, to which each such employee is currently entitled has been provided to Buyer previously. As of the date of this Agreement, Sellers have no Knowledge that any General Manager, Sales Manager, or Program Director employed at the Stations currently plans to terminate employment, whether by reason of the transactions contemplated by this Agreement or otherwise. Schedule
3.14 also contains a true and complete list of all employee benefit plans or arrangements covering the employees employed at the Stations (THE "EMPLOYEES") including, with respect to the Employees any:

                           (i) "Employee welfare benefit plan," as defined in
         Section 3(1) of ERISA, that is maintained or administered by any of Sellers or any of the Sinclair Sellers or to which any of Sellers or any of the Sinclair Sellers contribute or are required to contribute (a "WELFARE PLAN");

                           (ii) "Multiemployer pension plan," as defined in
         Section 3(37) of ERISA, that is maintained or administered by any of Sellers or any of the Sinclair Sellers or to which any of Sellers or any of the Sinclair Sellers contribute or are required to contribute (a "MULTIEMPLOYER PLAN" and, together with the Welfare Plans, the "BENEFIT PLANS");

                           (iii) "Employee pension benefit plan," as defined in
         Section 3(2) of ERISA (other than a Multiemployer Plan), to which any of Sellers or any of the Sinclair Sellers contribute or are required to contribute (a "PENSION PLAN");

                           (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Internal Revenue Code of 1986, as amended; and

                           (v) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not a Welfare Plan, Pension Plan, or Multiemployer Plan, and (B) is entered into, maintained, contributed to, or required to be contributed to by any Seller or Sinclair Seller or under which any Seller or Sinclair Seller has any liability relating to Employees, (collectively, "BENEFIT ARRANGEMENTS").

                  (b) Pension Plans. None of Sellers and the Sinclair Sellers sponsor, maintain, or contribute to any Pension Plan other than the Entercom 401(k) Savings and Retirement Plan in the case of Sellers, and the Sinclair Broadcast Group 401(k) Profit Sharing Plan in the case of the Sinclair Sellers. Each Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all material requirements prescribed by any and all material statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code, except where the failure to do so will not have a Material Adverse Effect.

                  (c) Welfare Plans. Each Welfare Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all material requirements prescribed by any and all material statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code, except where the failure to do so will not have a Material Adverse Effect. None of Sellers and the Sinclair Sellers sponsor, maintain, or contribute to any Welfare Plan that provides health or death benefits to former employees of the Stations other than as required by
Section 4980B of the Code or other applicable laws.

                  (d) Benefit Arrangements. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the material requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, except where the failure to do so will not have a Material Adverse Effect. Except for those employment agreements listed on Schedule 3.7, none of Sellers and the Sinclair Sellers have any written contract prohibiting the termination of any Employee.

                  (e) Multiemployer Plans. Except as disclosed in Schedule 3.14, none of Sellers and the Sinclair Sellers have at any time been a participant in any Multiemployer Plan relating to or affecting any of the Employees.

                  (f) Delivery of Copies of Relevant Documents and Other Information. Sellers have delivered or made available to Buyer true and complete copies of each of the following documents:

                           (i) Each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

                           (ii) Each Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any Benefit Arrangement that is not in writing.

                  (g) Labor Relations. Except as set forth in Schedule 3.14(g), no Seller or any Sinclair Seller is a party to or subject to any collective bargaining agreement or written or oral employment agreement with any Employee. With respect to the Employees, Sellers and the Sinclair Sellers have complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and have not received any notice alleging that any Seller or any Sinclair Seller has failed to comply materially with any such laws, rules, or regulations. Except as set forth on Schedule 3.14(g), no proceedings are pending or, to the Knowledge of Sellers, threatened, between any Seller or any Sinclair seller and any Employee (singly or collectively) that relate to the Stations. Except as set forth on Schedule 3.14(g), no labor union or other collective bargaining unit represents or claims to represent any of the Employees. Except as set forth in Schedule 3.14, to the Knowledge of Sellers, there is no union campaign being conducted to solicit cards from any Employees to authorize a union to represent any Employee of any Seller or any Sinclair Seller or to request a National Labor Relations Board certification election with respect to any Employees.

         3.15 Claims and Legal Actions. Except as disclosed on Schedule 3.15 and except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry and not particular to any of Sellers (in the case of KCMO-AM and KCMO-FM), and the Sinclair Sellers (in the case of KCFX-FM), there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or to the Knowledge of Sellers threatened, against or relating to the Assets, or the business or operations of any of the Stations, nor does any Seller know of any basis for the same.

         3.16 Environmental Compliance.

                  (a) Except as disclosed on Schedule 3.16, (x) none of the Owned Real Property and none of the Tangible Personal Property and, to Sellers' Knowledge (provided such knowledge qualifier shall not apply to the extent caused by the Tangible Personal Property), none of the Leased Real Property contains (i) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (ii) any Contaminants; or (iii) any underground storage tanks; (y) no underground storage tank disclosed on Schedule 3.16 used in the operation of KCFX-FM has leaked and has not been remediated or in the case of any underground storage tank used in connection with the operation of KCMO-AM and/or KCMO-FM has not been remediated in substantial compliance with applicable Environmental Laws, and no underground storage tank listed on Schedule 3.16 leaks and any such tank is in substantial compliance with all applicable Environmental Laws; and
(z) all of the Owned Real Property and, to Sellers' Knowledge, all of the Leased Real Property is in substantial compliance with all applicable Environmental Laws.

                  (b) Sellers (with respect to property used in the operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to property used in the operations of KCFX-FM) have obtained all material permits, licenses and other authorizations that are required under all Environmental Laws.

         3.17 Compliance with Laws. Sellers have complied in all material respects with the KCMO Licenses, and the Sinclair Sellers have complied in all material respects with the KCFX Licenses, and the Sellers (with respect to the business and operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to the business and operations of KCFX-FM) have complied in all material respects with all material federal, state and local laws, rules, regulations and ordinances applicable or relating to the ownership and operation of the Assets and Stations. Neither Sellers nor the Sinclair Sellers have received any notice of any material violation of federal, state and local laws, regulations and ordinances applicable or relating to the ownership or operation of the Assets and the Stations nor, to Sellers' Knowledge, have Sellers or the Sinclair Sellers received any notice of any immaterial violation of federal, state and local laws, regulations, and ordinances applicable or relating to the ownership or operation of the Assets or the Stations.

         3.18 Conduct of Business in Ordinary Course. Since the December 31, 1999 balance sheet (in the case of KCMO-AM and KCMO-FM) and the July 31, 1999 balance sheet (in the case of KCFX-FM) and through the date hereof, the business and operations of the Stations has been conducted in the ordinary course and, except as disclosed in Schedule 3.18, there has not been:

                  (a) any material increase in compensation payable or to become payable to any of its employees other than those in the normal and usual course of business or in connection with any change in any Employee's responsibilities, or any bonus payment made or promised to any of its Employees, or any material change in personnel policies, employee benefits, or other compensation arrangements affecting its employees;

                  (b) any sale, assignment, lease, or other transfer of assets other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (c) any canceled debts owed to or claims held by Sellers (with respect to the business and operations of KCMO-AM and KCMO-FM), or by the Sinclair Sellers (with respect to the business and operations of KCFX-FM), except in the normal and usual course of business;

                  (d) any changes in Sellers' accounting practices (with respect to the business and operations of KCMO-AM and KCMO-FM) or any changes in Sinclair Sellers' accounting practices (with respect to the business and operations of KCFX-FM);

                  (e) any material write-down of the value of any Assets or any material write-off as uncollectable of any Accounts Receivable; or

                  (f) transfer or grant of any right under, or any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modification of any existing right, in each case used in the operation of the stations.

         3.19 Transactions with Affiliates. Except as disclosed in Schedule 3.19 or with respect to the Excluded Real Property Interests and the Excluded Tangible Personal Property, no Seller or Sinclair Seller has been involved in any business arrangement or relationship with any Affiliate, and no Affiliate of any Seller or any Sinclair Seller owns any property or right, tangible or intangible, that is material to the operations of the business of the Stations.

         3.20 Broker. Except as disclosed on Schedule 3.20, no Seller nor any Person acting on their behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, and Buyer shall have no liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement or for any broker listed on Schedule 3.20.

         3.21 Insolvency Proceedings. None of the Sellers or the Sinclair Sellers nor any of the Assets are the subject of any pending or threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary. No Seller and no Sinclair Seller has made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings. No Seller and no Sinclair Seller is insolvent nor will it become insolvent as a result of entering into or performing this Agreement.

                                   SECTION 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date and time) as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has the requisite corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby according to their respective terms and to own the Assets. Prior to the Closing Date, Buyer will be qualified to do business in each of the States in which any of the Stations are located.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of

Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements and Required Consents. Subject to the receipt of the Consents, the execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (c) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound. Except for the FCC Consent provided for in Section 6.1. the filings required by Hart-Scott-Rodino provided for in Section 6.2 and the other Consents described in Schedule 4.3, no consent, approval, permit, or authorization of, or declaration to, or filing with any governmental or regulatory authority or any other third party is required (a) to consummate this Agreement and the transactions contemplated hereby, or (b) to permit Buyer to acquire the Assets from Sellers and the Sinclair Sellers or to assume certain liabilities and obligations of Sellers and the Sinclair Sellers in accordance with Section 2.5.

         4.4 Brokers. Neither Buyer nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         4.5 Availability of Funds. Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         4.6 Qualifications of Buyer. Except as disclosed in Schedule 4.6, Buyer is, and pending Closing will remain legally, financially and otherwise qualified under the Communications Act, Hart-Scott-Rodino and all rules, regulations and policies of the FCC, the Department of Justice, the Federal Trade Commission (the "FTC") and any other governmental agency, to acquire and operate the Stations. Except as disclosed in Schedule 4.6, there are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or Hart-Scott-Rodino or otherwise from acquiring or operating the Stations or would cause the FCC not to approve the assignment of the FCC Licenses to Buyer or the Department of Justice and the FTC not to allow the waiting period under Hart-Scott-Rodino to terminate within 30 days of the filing provided for in Section 6.2. Except as disclosed in Schedule 4.6, Buyer has no knowledge of any fact or circumstance relating to Buyer or any of Buyer's Affiliates that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC Licenses to Buyer, (b) lead to a delay in the processing by the FCC of the applications for such assignment or (c) lead to a delay in the termination of the waiting period required by Hart-Scott-Rodino. Except as disclosed in Schedule 4.6, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

         4.7 WARN Act. Buyer is not planning or contemplating, and has not made or taken any decisions or actions concerning the employees of the Stations after the Closing Date that would require the service of notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state law.

         4.8 Buyer's Defined Contribution Plan. Schedule 4.8 completely and accurately lists all Buyer's defined contribution plan or plans (the "BUYER'S PLAN") intended to be qualified under Section 401(a) and 401(k) of the Code in which the Transferred Employees will be eligible to participate. Buyer has a currently applicable determination letter from the Internal Revenue Service with respect to each of the Buyer's Plans other than Buyer's Employee Stock Ownership Plan as to which Buyer will obtain an applicable determination letter from the Internal Revenue Service as soon as reasonably possible.

                                   SECTION 5.
                   OPERATION OF THE STATIONS PRIOR TO CLOSING

                  Sellers covenant and agree that between the date hereof and the Closing Date, Sellers (with respect to the operations of KCMO-AM and KCMO-FM), and the Sinclair Sellers (with respect to the operations of KCFX-FM), will operate the Stations in the ordinary course in accordance with such sellers' past practices (except where such conduct would conflict with the following covenants or with other obligations of Sellers under this Agreement or the Sinclair Sellers under the Entercom/Sinclair Contract, as the case may be), and, except as contemplated by this Agreement or with the prior written consent of Buyer (such consent not to be unreasonably withheld), Sellers (with respect to KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to KCFX-FM) will act in accordance with the following insofar as such actions relate to the
Stations:

         5.1 Contracts. Sellers (with respect to any Contract pertaining to the business and operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to any Contract pertaining to the business and operations of KCFX-FM) will not renew, extend, amend or terminate, or waive any material right under, any Material Contract, or enter into any contract or commitment or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness and obligations arising from the amendment of any existing Contract, regardless of whether such Contract is a Material Contract) that will be assumed by or be otherwise binding on Buyer after Closing, except for (a) cash time sales agreements and production agreements made in the ordinary course of business consistent with such seller's past practices, (b) the renewal or extension of any existing Contract (other than network affiliation agreements) on its existing terms in the ordinary course of business, and (c) other contracts (other than network affiliation agreements, or time brokerage or local marketing arrangements) entered into in the ordinary course of business consistent with such sellers' past practices that do not involve consideration, in the aggregate, in excess of Fifty Thousand Dollars ($50,000) measured at Closing. Prior to the Closing Date, Sellers shall deliver to Buyer a list of all material Contracts entered into between the date of this Agreement and the Closing Date and shall make available to Buyer copies of such Contracts.

         5.2 Compensation. Sellers (with respect to employees employed at KCMO-AM and KCMO-FM), and the Sinclair Sellers (with respect to employees employed at KCFX-FM), shall not materially increase the compensation, bonuses, or other benefits payable or to be payable to any such person employed in connection with the conduct of the business or operations of the respective Stations, except in accordance with past practices, as required by an employment agreement or consulting agreement or in connection and commensurate with the change in responsibility of any such employee.

         5.3 Encumbrances. Sellers (with respect to the assets used in the operations of KCMO-AM and KCMO-FM), and the Sinclair Sellers (with respect to the assets used in the operations of KCFX-FM), will not create, assume, or permit to exist any mortgage, pledge, lien, or other charge or encumbrance affecting any of the Assets, except for (a) liens disclosed in Schedule 5.3, (b) liens that will be removed prior to the Closing Date, and (c) Permitted Encumbrances.

         5.4 Dispositions. Sellers (with respect to the assets used in the operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to the assets used in the operations of KCFX-FM) will not sell, assign, lease, or otherwise transfer or dispose of any of the Assets except (a) Assets that are no longer used in the operations of the Stations, (b) Assets that are replaced with Assets of equivalent kind and value that are acquired after the date of this Agreement, and (c) any intercompany accounts receivable.

         5.5 Access to Information. Upon prior reasonable notice by Buyer, Sellers will give, and will use their reasonable best efforts to cause the Sinclair Sellers to give, to Buyer and its investors, lenders, counsel, accountants, engineers and other authorized representatives, reasonable access to the Stations and all books, records and documents of Sellers (in the case of KCMO-AM and KCMO-FM) and the Sinclair Sellers (in the case of KCFX-FM) which are material to the business and operation of the Stations and will furnish or cause to be furnished to Buyer and its authorized representatives all information that they reasonably request (including any financial reports and operations reports produced with respect to the Stations).

         5.6 Insurance. Sellers or their Affiliates shall maintain in full force and effect policies of insurance of the same type, character and coverage as the policies currently carried with respect to the business, operations and assets of KCMO-AM and KCMO-FM. The Sinclair Sellers or their Affiliates shall maintain in full force and effect policies of insurance of the same type, character and coverage as the policies currently carried with respect to the business, operations and assets of KCFX-FM.

         5.7 Licenses. The Sellers (with regard to the KCMO Licenses listed on
Schedule 3.4) and the Sinclair Sellers (with regard to the KCFX Licenses listed on Schedule 3.4) shall not cause or permit, by any act or failure to act, any such licenses to expire or to be revoked, suspended or modified, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or material adverse modification of any of the Licenses. Sellers (with respect to applications concerning KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to applications concerning of KCFX-FM) shall prosecute with due diligence any applications to any governmental authority necessary for the operation of the Stations.

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
         5.8 Obligations. Sellers (with respect to obligations arising out of the business and operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to obligations arising out of the business and operations of KCFX-FM) shall pay all their obligations insofar as they relate to the Stations as they become due, consistent with past practices.

         5.9 No Inconsistent Action. Sellers shall not take any action that is inconsistent with their obligations under this Agreement in any material respect or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement. Neither Sellers nor any of their respective representatives or agents shall, directly or indirectly, solicit, initiate, or participate in any way in discussions or negotiations with, or provide any confidential information to, any Person (other than Buyer or any Affiliate or associate of Buyer, or the Sinclair Sellers or any affiliate or associate of the Sinclair Sellers and their respective representatives and agents) concerning any possible disposition of the Stations, the sale of any material assets of the Stations, or any similar transaction.

         5.10 Maintenance of Assets. Sellers (with respect to those of the Assets used in the operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to those of the Assets used in the operations of KCFX-FM) shall maintain the Assets in good condition (ordinary wear, tear and casualty excepted), consistent with their overall condition on the date of this Agreement, and use, operate and maintain the Assets in a reasonable manner. Sellers (with respect to KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to KCFX-FM) shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Sellers (with respect to the assets used in the operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to the assets used in the operations of KCFX-FM) shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Sellers (with respect to the assets used in the operations of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to the assets used in the operations of KCFX-FM) shall use the proceeds of any claim under any property damage insurance policy or other recovery solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         5.11 Consents.

                  (a) Subject to Section 6.5 hereof, Sellers shall use their reasonable efforts to obtain all Consents described in Section 3.3, without any adverse change in the terms or conditions of any Assumed Contract or License. Sellers shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered or requested for any of the Consents.

                  (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any Contract or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto would constitute a breach thereof or in any way adversely affect the rights of the Buyer thereunder. If such consent (a "DEFERRED CONSENT") is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that the Buyer would not receive all such rights, then (i) the Seller and the Buyer will cooperate, in all reasonable respects, to obtain such Deferred Consents as soon as practicable; provided that Sellers shall have no obligation (y) to expend funds to obtain any Deferred Consent, other than ministerial processing fees, and Sellers' out-of-pocket expenses to its attorney or other agents incurred in connection with obtaining any Deferred Consent, or (z) to agree to any adverse change in any License or Assumed Contract in order to obtain a Deferred Consent, and (ii) until such Deferred Consent is obtained, the Seller and the Buyer will cooperate in all reasonable respects, to provide to the Buyer the benefits under the Contract, to which such Deferred Consent relates (with the Buyer responsible for all the liabilities and obligations thereunder). In particular, in the event that any such Deferred Consent is not obtained prior to Closing, then the Buyer and the Seller shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such Contract, including enforcement for the benefit of the Buyer of all claims or rights arising thereunder, and the performance by the Buyer of the obligations thereunder on a prompt and punctual basis.

         5.12 Books and Records. Sellers (with respect to the books and records of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to the books and records of KCFX-FM) shall maintain such books and records in accordance with past practices.

         5.13 Notification. Sellers shall promptly notify Buyer in writing of any material developments with respect to the business or operations of the Stations and of any material change in any of the information contained in the representations and warranties contained in Section 3 of this Agreement.

         5.14 Financial Information. Sellers shall furnish Buyer with sales pacing reports for the Stations on a weekly basis and shall furnish to Buyer within thirty (30) days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and expense for the month just ended and such other financial information (including information on payables and receivables) as Buyer may reasonably request. All financial information delivered by Sellers to Buyer pursuant to this Section 5.14 shall be prepared from the books and records of Sellers (with respect to the business and operations of KCMO-AM and KCMO-FM) or the Sinclair Sellers (with respect to the business and operations of KCFX-FM) in accordance with generally accepted accounting principles, consistently applied, shall accurately reflect the books, records and accounts of the Stations, shall be complete and correct in all material respects, and shall present fairly the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended.

         5.15 Compliance with Laws. Sellers (with respect to the business and operations of KCMO-AM and KCMO-FM) shall comply in all material respects with all laws, rules and regulations and the Sinclair Sellers (with respect to the business and operations of KCFX-FM) shall comply in all material respects with all material laws, rules and regulations.

         5.16 Programming. Sellers (with respect to the programming of KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to the programming of KCFX-FM) shall not make any material changes in the Stations' formats, except such changes as in the good faith judgment of such sellers are required by the public interest.

         5.17 Preservation of Business. Sellers (with respect to KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to KCFX-FM) shall use commercially reasonable efforts consistent with past practices to preserve the business and organization of the Stations and to keep available to the Stations its present employees and to preserve the audience of the Stations and the Stations' present relationships with suppliers, advertisers, and others having business relations with it.

         5.18 Normal Operations. Subject to the terms and conditions of this Agreement (including, without limitation, Section 5.1), prior to the Closing, Sellers (with respect to KCMO-AM and KCMO-FM) and the Sinclair Sellers (with respect to KCFX-FM) shall carry on the business and activities of the Stations, including, without limitation, promotional activities, the sale of advertising time, entering into other contracts and agreements, purchasing and scheduling programming, performing research, and operating in all material respects in accordance with existing budgets and past practice and will not enter into trade and barter obligations except in the ordinary course of business consistent with past practice.

                                   SECTION 6.
                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent.

                  (a) The exchange and transfer of the Assets as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  (b) Kansas City License and Buyer shall prepare and within seven (7) business days after the date of this Agreement shall file with the FCC an appropriate application for FCC Consent. The parties shall thereafter prosecute the application with all reasonable diligence and otherwise use their respective best efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by that party of any of its representations, warranties or covenants hereunder, and (ii) compliance with the condition would have a material adverse effect upon it. Buyer and Kansas City License shall oppose any petitions to deny or other objections filed with respect to the application for the FCC Consent and any requests for reconsideration or judicial review of the FCC Consent.

                  (c) If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent, as the case may be. No extension of the effective period of the FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Section 9.

         6.2 Hart-Scott-Rodino. As soon as reasonably possible, but in any event no later than ten (10) business days following the execution of this Agreement, Sellers and Buyer shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR FILING"). Sellers and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of Hart-Scott-Rodino.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets of Sellers for any cause whatsoever shall be borne by Sellers at all times prior to the Closing. In the event of loss or damage prior to the Closing Date, Sellers shall use commercially reasonable efforts to fix, restore, or replace such loss, damage, impairment, confiscation, or condemnation to its former operational condition. If Sellers have adequate replacement cost insurance, Buyer may elect to have Sellers assign such insurance proceeds to Buyer, in which case, Buyer shall proceed with the Closing, and receive at the Closing the insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which Sellers otherwise would be entitled, whereupon Sellers shall have no further liability to Buyer for such loss or damage.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions specifically contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Cooperation. Buyer and Sellers shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and in connection with any litigation after the Closing Date which relate to the Stations for periods prior to the applicable Effective Time, Buyer and Sellers shall execute such other documents as may be reasonably necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Sellers shall have no obligation (a) to expend funds to obtain any of the Consents, other than ministerial processing fees, and Sellers' out-of-pocket expenses to its attorney or other agents incurred in connection with obtaining such consents, or (b) to agree to any adverse change in any License or Assumed Contract in order to obtain a Consent required with respect thereto.

         6.6 Control of the Stations. Prior to the Closing, Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Stations; those operations, including complete control and supervision of all of each Stations' programs, employees and policies, shall be the sole responsibility of Seller.

         6.7 Accounts Receivable.

                  (a) As soon as practicable after the Closing Date, Sellers shall deliver or cause to be delivered to Buyer a complete and detailed list of all the Accounts Receivable for KCFX-FM (the "KCFX-FM ACCOUNTS RECEIVABLE"). During the period beginning on the Closing Date and ending on the last day of the sixth full calendar month beginning after the Closing Date (the "COLLECTION PERIOD"), Buyer shall use commercially reasonable efforts, as Sellers' agent, to collect the KCFX-FM Accounts Receivable in the usual and ordinary course of business, using the KCFX-FM credit, sales and other appropriate personnel in accordance with customary practices, which may include referral to a collection agency. Notwithstanding the foregoing, Buyer shall not be required to institute legal proceedings on Sellers' behalf to enforce the collection of any for KCFX-FM Accounts Receivable. Buyer shall not adjust any for KCFX-FM Accounts Receivable or grant credit without Sellers' written consent, and Buyer shall not pledge, secure or otherwise encumber such for KCFX-FM Accounts Receivable or the proceeds therefrom. On or before the twelfth business day after the end of each calendar month during the Collection Period, Buyer shall remit to Sellers collections received by Buyer with respect to the KCFX-FM Accounts Receivable, together with a report of all amounts collected with respect to the for KCFX-FM Accounts Receivable during, as the case may be, the period from the Closing or the beginning of such month through the end of such month, less any sales commissions or collection costs paid by Buyer during the respective periods with respect to those for KCFX-FM Accounts Receivable.

                  (b) Any payments received by Buyer during the Collection Period from any Person that is an account debtor with respect to any account disclosed in the list of for KCFX-FM Accounts Receivable delivered by Sellers to Buyer shall be applied first to the invoice designated by the account debtor and, if none, such payment shall be applied to the oldest account which is not disputed. Buyer shall incur no liability to Sellers for any uncollected account, other than as a result of Buyer's breach of its obligations under this Section
6.7. Prior to the end of the third full calendar month after the Closing, neither Sellers nor any agent of Sellers shall make any direct solicitation of the account debtors for payment. After the end of the third full calendar month after the Closing, Sellers shall have the right, at their expense, to assist and participate with Buyer in the collection of unpaid for KCFX-FM Accounts Receivable, provided, however, Seller's collection efforts shall be commercially reasonable and consistent with its past practices.

                  (c) At the end of the Collection Period, Buyer shall return to Sellers all files concerning the collection or attempts to collect the for KCFX-FM Accounts Receivable, and Buyer's responsibility for the collection of the for KCFX-FM Accounts Receivable shall cease.

                  (d) The parties also acknowledge that Sellers intend to collect all of the Accounts Receivable for KCMO-AM and KCMO-FM after the Closing Date; provided however, that if Accounts Receivables for KCMO-AM or KCMO-FM are received by Buyer, Buyer shall promptly remit such Accounts Receivables to Sellers no less often than every 30 days after the Closing Date.

         6.8 Allocation of Purchase Price. Buyer and Sellers agree that the fair market value of the Assets of the Stations will be appraised by the appraisal firm of BIA, whose expenses will be borne one-half (1/2) by Buyer and one-half (1/2) by Sellers. Buyer and Sellers agree that the fair market value of the Assets of the Stations will be the value found in the appraisal of such Assets by BIA. Buyer and Sellers shall collaborate in good faith in the preparation of mutually satisfactory Form(s) 8594 (and Form 8824 to the extent applicable) reflecting the Fair Market Value of the Assets as found by BIA and such other information as is required by the form. Buyer and Sellers shall each file with their respective federal income tax return for the tax year in which the Closing occurs, IRS Form(s) 8594 (and Form 8824 to the extent applicable) containing the information agreed upon by the parties pursuant to the immediately preceding sentence. Buyer agrees to report the purchase of the Assets of the Stations, and Sellers agree to report the sale of such assets for income tax purposes on their respective income tax returns in a manner consistent with the information agreed upon by the parties pursuant to this section and contained in the IRS Form(s) 8594 (and Form 8824 to the extent applicable).

         6.9 Access to Books and Records. To the extent reasonably requested by Buyer, Sellers shall provide Buyer access and the right to copy from and after the Closing Date any books and records relating to the Assets within their possession (or in the case of matters pertaining to KCFX-FM, available to them from the Sinclair Sellers) but not included in the Assets. To the extent reasonably requested by Sellers, Buyer shall provide Sellers access and the right to copy from and after the Closing Date any books and records relating to the Assets that are included in the Assets. Buyer and Sellers shall each retain any such books and records, for a period of three years (or such longer period as may be required by law or good business practice) following the Final Closing Date.

         6.10 Employee Matters.

                  (a) Upon consummation of the Closing, Buyer shall offer employment to each of the Employees of the Stations listed on Schedule 3.14 (including those on leave of absence, whether short-term, long-term, family, maternity, paid, unpaid or other and those hired after the date hereof in the ordinary course of business) at a comparable salary, position and place of employment as held by each such Employee immediately prior to the Closing Date (such Employees who are given such offers of employment are referred to herein as the "TRANSFERRED EMPLOYEES")

                  (b) Except as provided otherwise in this Section 6.10, Sellers (in the case of Employees of KCMO-AM and KCMO-FM) and the Sinclair Sellers (in the case of Employees of KCFX-FM) shall pay, discharge and be responsible for
(a) all salary and wages arising out of or relating to the employment of the Employees prior to the Closing Date and (b) any employee benefits arising under the Benefit Plans or Benefit Arrangements of Sellers and their Affiliates and the Sinclair Sellers and their Affiliates during the period prior to the Closing Date. From and after the Closing Date, Buyer shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Transferred Employees by Buyer on and after the Closing Date. Buyer shall be responsible for all severance liabilities, and all COBRA liabilities for any Transferred Employees of the Stations terminated on or after the Closing Date, including, without limitation, any related to any deemed termination by any of the Sellers or any of the Sinclair Sellers of the Transferred Employees as a result of the consummation of the transaction contemplated hereby and any required pursuant to those retention/severance agreements listed on Schedule 6.10 hereto.

                  (c) Buyer shall cause all Transferred Employees as of the Closing Date to be eligible to participate in its "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Section 3(1) and 3(2) of ERISA, respectively) of Buyer in which similarly situated employees of Buyer are generally eligible to participate; provided, however, that all Transferred Employees and their spouses and dependents shall be eligible for coverage immediately after the Closing Date (and shall not be excluded from coverage on account of any pre-existing condition) to the extent provided under such plans with respect to Transferred Employees.

                  (d) For purposes of any length of service requirements, waiting period, vesting periods or different benefits based on length of service in any such plan for which a Transferred Employee may be eligible after the Closing, Buyer shall ensure that, to the extent permitted by law, service by such Transferred Employee with any of Sellers or any of the Sinclair Sellers, any Affiliate of any such sellers or any prior owner of the Stations shall be deemed to have been service with the Buyer. In addition, Buyer shall ensure that each Transferred Employee receives credit under any welfare benefit plan of Buyer for any deductibles or co-payments paid by such Transferred Employee and his or her dependents for the current plan year under a plan maintained by Sellers or the Sinclair Sellers or any Affiliate of such sellers to the extent allowable under any such plan. Buyer shall grant credit to each Transferred Employee for all sick leave in accordance with the policies of Buyer applicable generally to its employees after giving effect to service for Sellers and the Sinclair Sellers, any Affiliate of such sellers or any prior owner of the Stations, as service for Buyer. To the extent taken into account in determining prorations pursuant to Section 2.3 hereof, Buyer shall assume and discharge Sellers' and the Sinclair Sellers' liabilities for the payment of all unused vacation leave accrued by Transferred Employees as of the Closing Date. To the extent any claim with respect to such accrued vacation leave is lodged against any Sellers or any of Sinclair Sellers with respect to any Transferred Employee for which Buyer has received a proration credit, Buyer shall, to the extent of such credit, indemnify, defend and hold harmless such sellers from and against any and all losses, directly or indirectly, as a result of, or based upon or arising from the same.

                  (e) As soon as practicable following the Closing Date, Buyer shall make available to the Transferred Employees Buyer's 401(k) Plan. To the extent requested by a Transferred Employee, Sellers (with respect to any Transferred Employees employed at KCMO-AM and KCMO-FM) shall cause to be transferred to Buyer's 401(k) Plan, and to use its reasonable best efforts to cause the Sinclair Sellers (with respect to any Transferred Employees employed at KCFX-FM) to transfer to Buyer's 401(k) Plan in cash all of the individual account balances of Transferred Employees under such sellers' Plans, including any outstanding plan participant loan receivables allocated to such accounts.

                  (f) Buyer acknowledges and agrees that Buyer's obligations pursuant to this Section 6.10 are in addition to, and not in limitation of, Buyer's obligation to assume the employment contracts included in the Assumed Contracts. Nothing in this Agreement shall be construed to provide employees of Sellers and the Sinclair Sellers with any rights under this Agreement, and no Person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall only be enforceable by, the parties hereto and their respective successors and assigns as permitted hereunder.

                  (g) At Closing, Buyer shall assume the obligations of the Sinclair Sellers under the Scheduled Retention Agreements set forth on Schedule
6.10 with respect to certain of the Transferred Employees of KCFX-FM.

                  (h) For eighteen (18) calendar months after the Closing Date
(a) none of Sellers or any of their Affiliates shall hire any of the Transferred Employees; provided that the provisions of this Section 6.10(h)(a) shall not apply to any Transferred Employee terminated by Buyer; and provided further that this Section 6.10(h)(a) does not apply to any employees (other than the Transferred Employees) hired by the Seller Entities (as defined below) after the Closing Date, and (b) other than the Transferred Employees, Buyer shall not hire any employees of Sellers or any Affiliate or parent of Sellers (the "SELLER ENTITIES") who are employees, as of the Closing Date of any of the radio broadcast stations owned, operated, or programmed by any of the Seller Entities in the Kansas City market ("SELLERS' EMPLOYEES"); provided that the provisions of this Section 6.10(h)(b) do not apply to Sellers' Employees whose employment is terminated by the Seller Entities; and provided further that the provisions of this Section

6.10(i)(b) do not apply to any employees (other than Sellers' Employees) hired by Buyer after the Closing Date.

         6.11 Lease Agreement and Shared Property Agreement. At Closing, Buyer and Entercom Kansas City shall enter into (i) the lease (the "LEASE") for the antenna and certain other transmission equipment of KCFX-FM, in the form attached hereto as Exhibit 1 and (ii) the shared property agreement (the "SHARED PROPERTY AGREEMENT") for the use of certain transmitter equipment and assets of KCFX-FM, in the form attached hereto as Exhibit 2.

         6.12 Public Announcements. Sellers and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which Entercom or Buyer is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         6.13 Disclosure Schedules. Sellers and Buyer acknowledge and agree that Sellers shall not be liable for the failure of the Schedules to be accurate as a result of (a) the operation of the Stations prior to the Closing in accordance with Section 5 of this Agreement or (b) the failure of the Sinclair Sellers to update the Schedules that they provided to Buyers as part of the Entercom/Sinclair Contract. The inclusion of any fact or item on a Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules if such relevance is readily apparent from examination of such Schedules.

         6.14 Bulk Sales Law. Buyer hereby waives compliance by Sellers and the Sinclair Sellers, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.

         6.15 Environmental Site Assessment.

                  6.15.1 Within thirty (30) days of the execution of this Agreement, Buyer may obtain Phase I Environmental Assessments at Buyer's expense for any or all of the parcels of the Owned or Leased Real Property (the "ENVIRONMENTAL ASSESSMENTS"). In the event any Environmental Assessment discloses any conditions contrary to any representations and warranties (determined without regard to any knowledge qualifier therein) or any potential that such conditions may exist, the Buyer may conduct or have conducted at its expense additional testing to confirm or negate the existence of any such conditions. If any such Environmental Assessment or additional testing reflects the existence of any such conditions at any Owned Real Property or, to the extent caused by any of the Assets, at any of the Leased Real Property, and if, and only if, the estimated cost of remediation, exceeds Fifty Thousand Dollars ($50,000) (such amount, the Environmental Threshold Amount"), in the aggregate for all parcels of the Real Property to be conveyed by Sellers hereunder Sellers shall cause the conditions to be remedied as quickly as possible (and in all events prior to Closing for which such property is used in the operation of the Stations) such that no conditions contrary to the representations and warranties

(determined with regard to any knowledge qualifier contained therein) of this Agreement exist; provided, however, that Sellers shall not be obligated to expend in the aggregate for the Stations in excess of Three Hundred Fifty Thousand Dollars ($350,000) to effect such remediation for all Real Property to be conveyed hereunder. In the event that such remedial action(s) is estimated to cost in the aggregate in excess of Three Hundred Fifty Thousand Dollars ($350,000), Sellers may elect not to take such remedial action. In such event, Buyer may require Sellers to proceed to the Closing of the Stations, and at the Closing, the purchase price for any of the Stations acquired at the Closing shall be reduced by the estimated cost of remediation for that portion of the Owned Real Property to be acquired at the Closing, not to exceed in the aggregate for the Closing the Unexpended Remediation Amount. Alternatively, Buyer may terminate this Agreement, and Sellers shall have no liability to Buyer as a result of such termination. Such Environmental Assessments shall not relieve Sellers of any obligation with respect to any representation, warranty, or covenant of Sellers in this Agreement or waive any condition to Buyer's obligations under this Agreement. The cost of completing the Environmental Assessments shall be paid by Buyer.

                  6.15.2 Nothing in this Section 6.15 shall be deemed to extend the date on which the Closing would otherwise occur under this Agreement.

         6.16 Reserved.

         6.17 Adverse Developments. Sellers shall promptly notify Buyer of any unusual or materially adverse developments that occur prior to the Closing with respect to the assets used in the operations of KCMO-AM and KCMO-FM or the operation of such stations and of any such developments prior to Closing communicated to Sellers by the Sinclair Sellers with respect to the assets and in the operation of KCFX-FM; provided, however, that Sellers' compliance with the disclosure requirements of this Section 6.17 shall not relieve Sellers of any obligation with respect to any representation, warranty or covenant of Sellers in this Agreement or relieve Buyer of any obligation or duty hereunder, waive any condition to Buyer's obligations under this Agreement, or expand or enhance any right of Buyer hereunder.

         6.18 Title Insurance. Within ten (10) days of the date of this Agreement, each Seller shall deliver to Buyer its current title insurance policies with respect to the Owned Real Property. Sellers shall cooperate with Buyer in obtaining the commitment of a title insurance company reasonably satisfactory to Buyer agreeing to issue to Buyer, at standard rates, ALTA 1992 Form extended coverage title insurance policies, insuring Buyer's interest in the Owned Real Property (the "TITLE COMMITMENT"). The costs of the Title Commitment and the policy to be issued pursuant to the Title Commitment shall be paid by Buyer.

         6.19 Surveys. Within forty-five (45) days of the date of this Agreement, each Seller of Owned Real Property shall deliver to Buyer, at Buyer's expense, surveys of the Owned Real Property performed by surveyors reasonably acceptable to Buyer sufficient to remove any "survey exception" from the title insurance policies to be issued pursuant to the Title Commitments.

         6.20 Reserved.

         6.21 Reserved.

         6.22 Cooperation on Tax Matters. The parties intend to allow for the election by Sellers ("ELECTION") to have the sale of all or a portion of the Assets contemplated by this Agreement become part of a "Tax Deferred Exchange" in accordance with the provisions of the Code. Buyer covenants and agrees to participate and fully cooperate with Sellers (and any qualified intermediary involved in the Tax Deferred Exchange), in the event of an Election, so long as such participation and cooperation does not have an adverse effect on Buyer. To the extent that any provision in this Section 6.22 or in this Agreement shall be found inconsistent with or in violation of any of the terms of Section 1031 of the Code, such provision shall be null and void, all other provisions of this Agreement shall remain in full force and effect, and the parties shall endeavor to agree upon alternative provisions that affect a "Tax Deferred Exchange" of property in such manner as will comply with Section 1031 of the Code. If no such agreement is reached within a reasonable period, then this Agreement shall be performed without an exchange of properties.

         6.23 Nonsolicitation. During the period beginning on the date hereof and ending eighteen months after the Closing Date, Sellers and their Affiliates, and Buyer and its Affiliates, shall be prohibited from contracting for, negotiating for, or soliciting any of the rights relating to certain programming content or promotional materials, as set forth on Schedule 6.23. The rights granted to Buyer under this Nonsolicitation section by Sellers shall terminate upon the sale of the Station or Stations to which the rights relate.

         6.24 Collective Bargaining Duty. To the extent required by law, Buyer shall negotiate in good faith with the American Federation of Television and Radio Artists with regard to the employees of KCMO-AM and KCMO-FM in accordance with all applicable labor laws.

         6.25 Shared Use of KCFX Studio. During the period beginning on the Closing Date and ending 60 days thereafter (the "TRANSITION PERIOD"), Buyer and Sellers shall have shared use of the KCFX Studio and the KCMO Studio and Office Space, 4935 Berlinder Road, Westwood, Kansas (the "KCMO STUDIO"). During the Transition Period, each of the parties agrees to cooperate in good faith for an orderly transition of the equipment required to be relocated from the KCFX Studio to the KCMO Studio and from the KCMO Studio to the KCFX Studio. Each of the parties further agrees that any costs associated with transferring the equipment used in connection with the operations of KQRC-FM, KCIY-FM or KXTR-FM from the KCFX Studio to the KCMO Studio shall be borne by Sellers, and that any costs associated with transferring the equipment currently used in connection with KCMO-AM and KCMO-FM from the KCMO Studio to the KCFX Studio shall be borne by Buyer.

                                   SECTION 7.
                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder with respect to the Stations are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Sellers contained in this Agreement shall be true and complete at and as of the Closing Date as though made at and as of that time, (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time), except where the failure to be true and complete (determined without regard to any materiality qualifications therein) does not have a Material Adverse Effect.

                  (b) Covenants and Conditions. Sellers shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, except where the failure to have performed and complied (determined without regard to any materiality qualifications therein) does not have a Material Adverse Effect.

                  (c) FCC Consent. The FCC Consent shall have been granted, notwithstanding that it may not have yet become a Final Order, unless any filing is made with the FCC that pertains to or becomes associated with any request for consent to the assignment of any of the FCC Licenses (an "FCC OBJECTION"), in which case, Buyer shall not be obligated to close until the FCC Consent shall have become a Final Order, unless in the reasonable judgment of Buyer's counsel such objection would not reasonably be expected to result in a denial of the FCC Consent, or the designation for hearing for the applications for FCC Consent.

                  (d) Hart-Scott-Rodino. All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

                  (e) Governmental Authorizations. Sellers shall be the holder of all KCMO FCC Licenses, the Sinclair Sellers shall be the holder of all KCFX FCC Licenses, and there shall not have been any modification, revocation, or non-renewal of any License that has had a Material Adverse Effect. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify materially and adversely any FCC License.

                  (f) Consents. All consents of third parties that are required for the valid and binding assignment to Buyer of all Material Contracts marked by an asterisk on Schedules 3.5 and 3.7 shall have been obtained (or available upon consummation of the Closing).

                  (g) Deliveries. Sellers shall have made or stand willing to make all the deliveries to Buyer described in Section 8.2.

                  (h) Satisfactory Environmental Assessment. To the extent that any Environmental Assessment or additional testing conducting pursuant to
Section 6.15 hereof reflects the existence of conditions contrary to any representation or warranty in this Agreement, either (i) Sellers shall have completed the remediation of such conditions in accordance with Section 6.15 hereof, or (ii) Buyer shall have provided notice to Sellers of Buyer's election to proceed to Closing with the proration to the Purchase Price specified in
Section 6.15 hereof.

                  (i) Entercom/Sinclair Contract. All conditions to closing set forth in Section 7 of the Entercom/Sinclair Contract shall have been fulfilled or waived, other than conditions which have not been fulfilled as a result of a material breach by Entercom of the Entercom/Sinclair Contract.

         7.2 Conditions to Obligations of Sellers. All obligations of Sellers at the Closing hereunder are subject at Sellers' option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) FCC Consent. The FCC Consent shall have been granted.

                  (d) Hart-Scott-Rodino. All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

                  (e) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 8.3.

                                   SECTION 8.
                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing.

                  (a) Closing Date.(i) Except as provided below in this Section
         8.1 or as otherwise agreed to by Buyer and Sellers, the Closing hereunder shall be held for all of the Stations on a date specified by Sellers (it being understood that the parties intend that the Closing occur simultaneously with the closing of the Entercom/Sinclair Contract) on at least five (5) days written notice that is not earlier than the first business day after or later than ten (10) business days after the date on which all of the conditions to Closing have been satisfied or waived;

                           (ii) If any event occurs that prevents signal transmission by any of the Stations in the normal and usual manner and Sellers cannot restore the normal and usual transmission before the date on which the Closing would otherwise occur pursuant to this
         Section 8.1(a), and this Agreement has not been terminated under
         Section 9, Sellers shall diligently take such action as reasonably necessary to restore such transmission (or, in the case of KCFX-FM, to avail themselves of their rights under the Entercom/Sinclair Contract to cause the restoration of such transmission by the Sinclair Sellers), and the Closing shall be postponed until a date within the effective period of the FCC Consent (as it may be extended pursuant to Section 6.1(c)) to allow Sellers to restore (or to avail themselves of their rights under the Entercom/Sinclair Contract to cause the restoration
         of) the normal and usual transmission for such Station. If the Closing is postponed pursuant to this paragraph, the date of the Closing shall be ten (10) days after notice by Sellers to Buyer that transmission has been restored. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be obligated to close if the transmission of any Station is not operating in the normal and usual manner, unless and until the Sellers have restored (or caused the restoration of) the transmission of such Station to its normal and usual level.

                           (iii) If there is in effect on the date on which the Closing would otherwise occur pursuant to this Section 8.1(a) any judgment, decree or order that would prevent or make unlawful the Closing on that date, the Closing shall be postponed until a date within the effective period of the FCC Consent (as it may be extended pursuant to Section 6.1(c)), to be set by Sellers (it being understood that the parties intend that the Closing occur simultaneously with the closing of the Entercom/Sinclair Contract), when such judgment, decree, or order no longer prevents or makes unlawful the Closing.

                  (b) Closing Place. The Closing hereunder shall be held at the place of closing under the Entercom/Sinclair Contract, or any other place that is mutually agreed upon by Buyer and Sellers.

         8.2 Deliveries by Sellers. Prior to or on Closing Date, Sellers shall deliver to Buyer (and in the case of documents specified in subsection (a) hereof pertaining to KCFX-FM, Sellers shall avail themselves of their rights under the Entercom/Sinclair Contract to cause the Sinclair Sellers to deliver to Buyer) the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Conveyancing Documents. Duly executed deeds in form and quality equivalent to the deeds by which Sellers obtained title, bills of sale, motor vehicle titles, assignments, and other transfer documents that are sufficient to vest good and marketable title to the Assets being transferred at the Closing in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims and obligations except for Permitted Encumbrances;

                  (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed by an officer of Sellers, certifying: (i) that the representations and warranties of Sellers contained in this Agreement are true and complete as of the Closing Date as though made on and as of that date (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time), except to the extent that the failure of such representations and warranties (in each case determined without regard to any materiality qualifications contained therein) shall not have had a Material Adverse Effect, and (ii) that Sellers have in all respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date, except to the extent that the failure to perform such covenants (in each case determined without regard to any materiality qualifications contained therein) shall not have had a Material Adverse Effect.

                  (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by each of the Seller's Secretary, members, partners or designees, as the case may be: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by such Seller's Board of Directors and shareholders (if required) or by the members in the case of a limited liability company), authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, the Articles of Incorporation and Bylaws (or other organizational documents) of such Seller;

                  (d) Consents. A manually executed copy of any instrument evidencing receipt of any Consent which has been received by Sellers which relate to the Stations or, the Assets of which are being transferred at the Closing;

                  (e) Good Standing Certificates. To the extent available from the applicable jurisdictions, certificates as to the formation and/or good standing of each Seller issued by the appropriate governmental authorities in the states of organization and each jurisdiction in which such Sellers are qualified to do business, each such certificate (if available) to be dated a date not more than a reasonable number of days prior to the Closing Date;

                  (f) Opinions of Counsel. Opinions of Sellers' counsel and communications counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer; and

                  (g) Lease. An executed copy of the Lease.

                  (h) Shared Property Agreement. An executed copy of the Shared Property Agreement.

                  (i) Other Documents. Such other documents reasonably requested by Buyer or its counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Sellers, and to the Sinclair Sellers in the case of documents specified in subsection (d) hereof pertaining to KCFX-FM, the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                  (a) Closing Payment. The payment of the Estimated Purchase Price described in Section 2.4(a);

                  (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of an officer of the Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (ii) that Buyer has in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as an attachment thereto, Buyer's Certificate of Incorporation and Bylaws;

                  (d) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform (i) Sellers' obligations and liabilities arising out of the business and operations of KCMO-AM and KCMO-FM to the extent provided under this Agreement, including (without limitation) under the KCMO-FM Licenses and the Assumed Contracts pertaining to KCMO-AM and KCMO-FM; and (ii) the Sinclair Sellers' obligations and liabilities arising out of the business and operations of KCFX-FM to the extent such obligations and liabilities are to be assigned to Entercom under the Entercom/Sinclair Contract, including (without limitation) under the KCFX Licenses and the Assumed Contracts pertaining to KCFX-FM.

                  (e) Good Standing Certificates. To the extent available from the applicable jurisdictions, certificates as to the formation and/or good standing of Buyer issued by the appropriate governmental authorities in the state of organization and each jurisdiction in which Buyer is qualified to do business, each such certificate (if available) to be dated a date not more than a reasonable number of days prior to the Closing Date;

                  (f) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Seller;

                  (g) Sinclair Acknowledgement Certificate. A certificate to the effect set forth in Section 11.3(b), subclause (h), of the Entercom/Sinclair Contract; and

                  (h) Lease. An executed copy of the Lease.

                  (i) Shared Property Agreement. An executed copy of the Shared Property Agreement.

                  (j) Other Documents. Such other documents reasonably requested by Sellers or their counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

                                   SECTION 9.
                                   TERMINATION

         9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the parties.

         9.2 Termination by Seller. This Agreement may be terminated by Sellers and the sale and transfer of the Stations abandoned, if:

                  (a) Sellers are not then in material default hereunder, upon written notice to Buyer if on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Sellers set forth in Sections 7.2(a), 7.2(b) and 7.2(e) of this Agreement has not been satisfied or waived in writing by Sellers (whether or not occurring as the result of Buyer's material breach of any provision of this Agreement);

                  (b) Buyer shall default in the performance of its obligations under this Agreement in any material respect and such default is not cured within thirty (30) days after notice thereof;

                  (c) Sellers are not then in material default hereunder and Closing has not occurred within one (1) calendar year from the date hereof and failure of Closing to have occurred is due to the failure to receive any regulatory approval required for Closing, including, but not limited to, expiration or termination of the Hart-Scott-Rodino waiting period, any FCC Consents (including, without limitation, such facts as are disclosed on Schedule
4.6 hereto), and
the failure of such consent, expiration or termination to be granted is the result of facts relating to Buyer or any Affiliate of Buyer;

                  (d) Sellers are not then in material default hereunder if the Closing has not occurred within twenty four (24) months from the date hereof due to the failure to receive any regulatory approval required for Closing, including, but not limited to, the expiration or termination of the Hart-Scott-Rodino waiting period of any FCC Consent, and the failure of such consent, expiration, or termination to be granted is the result of facts relating to Sellers;

                  (e) Closing has not occurred with respect to the Stations within eighteen (18) months from the date hereof, if Sellers are not then in material default hereunder, and Closing has not occurred for any reason other than as provided in Section 9.2(d); or

                  (f) the Sinclair Sellers lawfully terminate the Entercom/Sinclair Contract.

         9.3 Termination by Buyer. This Agreement may be terminated by Buyer and the exchange and transfer of the Stations abandoned, if:

                  (a) Buyer is not then in material default, upon written notice to Sellers if on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in Sections 7.1(a), 7.1(b), 7.1(e), 7.1(f), 7.1(h), and 7.1(i) of this Agreement (and only such Sections) has not been satisfied or waived in writing by Buyer (whether or not occurring as the result of Sellers' material breach of any provision of this Agreement);

                  (b) Sellers shall have defaulted in the performance of Sellers' obligations under this Agreement, and such default is not cured within thirty (30) days after notice thereof and such default has had a Material Adverse Effect; or

                  (c) Buyer is not then in material default hereunder and Closing has not occurred within fifteen (15) months from the date hereof and failure to close is due to the failure to receive any regulatory approval required for Closing, including, but not limited to, expiration or termination of the Hart-Scott-Rodino waiting period and any FCC Consents and the failure to receive such consent is due to facts relating to Sellers or any Affiliate of Sellers.

                  (d) Closing has not occurred with respect to the Stations within eighteen (18) months from the date hereof, if the terminating party is not then in material default hereunder and the Closing has not occurred for any reason other than as provided in Section 9.2(c).

         9.4 Rights on Termination. If this Agreement is terminated by Buyer pursuant to Section 9.3 as a result of Sellers' material breach of any provision of this Agreement or pursuant to Section 9.3(d), Buyer shall be entitled to the immediate return of the amount of the Escrow Deposit, and Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance described in Section 9.6 below. If this Agreement is terminated by Sellers pursuant to Section 9.2 (a), (b) or (c), Sellers, as their sole remedy, shall be entitled to receive the amount of the Escrow Deposit, together with all interest or other proceeds from the investment thereof, but less any compensation due Escrow Agent, as liquidated damages in full and final settlement of all claims of Sellers under this Agreement, and there shall be no other or further obligations or remedies of Sellers hereunder.

         9.5 Liquidated Damages Not a Penalty. With respect to the liquidated damages as described and provided for in Section 9.4 hereof, Sellers and Buyer hereby acknowledge and agree that the damage that may be suffered by Sellers in the event of a default by Buyer hereunder is not readily ascertainable and that such liquidated damages as of the date hereof are a reasonable estimate of such damages and are intended to compensate Sellers for any such damage and are not to be construed as a penalty.

         9.6 Specific Performance. The parties recognize that if Sellers breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Sellers shall waive the defense that there is an adequate remedy at law.

         9.7 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

         9.8 Survival. Notwithstanding the termination of this Agreement pursuant to this Section 9, the obligations of Buyer and Sellers set forth in Sections 6.2, 6.4, 9, 10, and 11 shall survive such termination and the parties hereto shall have any and all rights and remedies to enforce such obligations provided at law or in equity or otherwise (including without limitations, specific performance).

                                  SECTION 10.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                        INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Survival of Representations. All representations and warranties, covenants and agreements of Sellers and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect to the following extent:
(a) representations and warranties (other than the representations and warranties set forth in Section 3.16) shall survive for a period of twelve (12) months after the Closing Date, (b) except as otherwise provided herein, the covenants and agreements which, by their terms, survive the Closing shall continue in full force and effect until fully discharged (but not beyond the expiration of twelve (12) months after the Closing Date), and (c) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of the survival period set forth in this Section 10.1 shall survive with respect to such claim or dispute until the final resolution thereof; provided that notwithstanding the foregoing, representations and warranties set forth in
Section 3.16 and the covenant in Section 6.15 shall survive for the lesser of
(i) eighteen (18) months after the Closing Date, and (ii) the expiration of the applicable statute of limitations, but, in no event, shall the survival period in this proviso be less than one (1) year after the Closing Date; provided further that the covenants and agreements set forth in Section 6.4 Confidentiality, Section 6.5 Cooperation, Section 6.9 Books and Records, Section
11.1 Fees and Expenses, Section 11.2 Notices, and Section 11.3 Benefit and Binding Effect shall survive the Closing for the period provided therein or, if no period is specified, in perpetuity; and provided finally that anything to the contrary in this Section 10.1 notwithstanding any claim for indemnification under

Section 10 hereof which is asserted in a reasonably detailed writing prior to the expiration of the survival periods provided in this Section 10.1 shall survive with respect to such claim or dispute until final resolution thereof.

         10.2 Indemnification by Seller. After the Closing but subject to Sections 10.1 and 10.5, Sellers hereby agree to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages arising out of or resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Sellers contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement;

                  (b) Any and all obligations of Sellers not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts;

                  (c) Any loss, liability, obligation, or cost arising out of or resulting from the failure of Sellers and the Sinclair Sellers to comply with the provisions of any bulk sales law applicable to the transfer of the Assets;

                  (d) Any and all obligations, losses, liabilities, or damages arising out of or resulting from the operation or ownership of the Stations prior to the Closing (except any losses, liabilities or damages for which Buyer has received a proration in its favor or a reduction in Purchase Price under
Section 6.15), including any liabilities arising under the Licenses or the Assumed Contracts to the extent that they relate to events occurring prior to the Closing Date; and

                  (e) Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. Notwithstanding the Closing, but subject to Section 10.5, Buyer hereby agrees to indemnify and hold Sellers harmless against and with respect to, and shall reimburse Sellers for:

                  (a) Any and all losses, liabilities, or damages arising out of or resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Sellers under this Agreement;

                  (b) Any and all obligations of Sellers and the Sinclair Sellers assumed by Buyer pursuant to this Agreement;

                  (c) Any and all obligations, losses, liabilities, or damages arising out of or resulting from the operation or ownership of the Stations after the Closing (including, without limitation, any obligations of Sellers or any Affiliate thereof pursuant to any agreements by which the obligations of any of the Stations have been guaranteed), except any losses, liabilities or damages for which Sellers have received a proration in their favor; and

                  (d) Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "CLAIMANT") shall promptly give notice to the party from which indemnification is claimed (the "INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five business days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party, provided, however, that Indemnifier may not assume control of the defense unless it affirms in writing its obligation to indemnify Claimant for any damages incurred by Claimant with respect to such third-party claim. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnification rights provided in Section 10.2 and
Section 10.3 shall extend to the members, partners, shareholders, officers, directors, employees, representatives and

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
affiliated entities of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Certain Limitations.

                  (a) Notwithstanding anything in this Agreement to the contrary, neither party shall indemnify or otherwise be liable to the other party with respect to any claim for any breach of a representation or warranty, or for the breach of any covenant contained in this Agreement, unless notice of the claim is given within the relevant survival period specified in Section 10.1.

                  (b) Notwithstanding anything in this Agreement to the contrary, but except as otherwise provided in this subsection (b): (i) Sellers shall not be liable to Buyer in respect of any indemnification hereunder except to the extent that (A) the aggregate amount of losses of Buyer, if any, exceeds Five Hundred Thousand Dollars ($500,000) (the "THRESHOLD AMOUNT") and (B) the aggregate amount of losses of Buyer, if any, is less than the excess of Ten Million Dollars ($10,000,000) over any amounts expended by Sellers pursuant to
Section 6.15 or with respect to which Buyer receives a proration in its favor under Section 6.15 (such excess being the "INDEMNITY CAP"); provided, the foregoing shall not be applicable to any amounts owed in connection with the Purchase Price or the proration adjustment thereof; and (ii) Buyer shall not be liable to Sellers in respect of any indemnification hereunder except to the extent that (A) the aggregate amount of losses of Sellers, if any, exceeds the Threshold Amount and (B) the aggregate amount of losses of Sellers, if any, is less than the Indemnity Cap. In determining whether Sellers shall be obligated to indemnify Buyer, or Buyer shall be obligated to indemnify Sellers, in each case, under this Section 10, once the Threshold Amount has been satisfied, each representation and warranty and each covenant contained in this Agreement for which indemnity may be sought hereunder shall be read solely for purposes of determining whether a breach of such representation, warranty or covenant has occurred without regard to materiality (including Material Adverse Effect) qualifications that may be contained therein.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, in no event shall a party be entitled to indemnification for such party's consequential or punitive damages, regardless of the theory of recovery. Each party hereto agrees to use reasonable efforts to mitigate any losses which form the basis for any claim for indemnification hereunder.

                  (d) After Closing, indemnification pursuant to Section 10 hereof shall be the sole and exclusive remedy for all claims of damages of any party in connection with any breach by any other party of its representations, warranties or covenants.

                                  SECTION 11.
                                  MISCELLANEOUS

         11.1 Fees and Expenses.

                  (a) Buyer and Sellers shall each pay one-half of (i) any fees charged by the FCC in connection with obtaining the FCC Consent, and (ii) any filing fees incurred in connection with any Hart-Scott-Rodino Filings.

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
                  (b) Buyer and Sellers shall each pay one-half (1/2) of any filing fees, transfer taxes, document stamps, or other charges levied by any governmental entity (other than income Taxes, which shall be the responsibility of Sellers) on account of the transfer of the Assets from Sellers to Buyer.

                  (c) Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party.

         11.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (c) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

                                     To Sellers:

                                     Entercom Communications Corp.
                                     401 City Avenue, Suite 409
                                     Bala Cynwyd, Pennsylvania 19004
                                     Attn:  David J. Field
                                     Telecopy:         (610) 660-5620
                                     Telephone:        (610) 660-5610

                  with a copy        Latham & Watkins
                  (which shall       1001 Pennsylvania Avenue, Suite 1300
                   not constitute    Washington, D.C. 20004-2505
                  notice) to:        Attn:  Joseph D. Sullivan, Esquire
                                     Telecopy:         (202) 637-2201
                                     Telephone:        (202) 637-2200

                                     To Buyers:
                                     Susquehanna Radio Corp.
                                     140 East Market Street
                                     York, PA  17401
                                     Attn:  Craig W. Bremer, Esquire
                                     Telecopy:    (717) 771-1440
                                     Telephone:  (717) 852-2305

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect.

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
                  (a) Buyer shall have the right to assign all or any portion of its rights under this Agreement to (i) any entity under common control with Buyer or any wholly-owned direct subsidiary of Buyer, (ii) a Qualified Intermediary under Section 1031 of the Code, or (iii) any lender or any agent for such lender(s) for collateral purposes only; provided, that no such assignment shall relieve Buyer of its obligations hereunder. Sellers may assign, combine, merge, or consolidate among themselves and any Affiliate of Sellers so long as Sellers or their successors and assigns are bound by the terms and conditions of this Agreement in all respects as if such successors and assigns were original parties hereto, and such assignment, combination, merger, or consolidation does not have an adverse affect on Buyer. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Other than as expressly set forth in this
Section 11.3(a), no party may assign or transfer all or any portion of its rights under this Agreement without the prior written consent of the parties hereto.

         11.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF). IN ADDITION, EACH OF THE PARTIES HERETO SUBMITS TO LOCAL JURISDICTION IN THE STATE OF MARYLAND AND AGREES THAT ANY ACTION BY ANY PARTY HEREUNDER SHALL BE INSTITUTED IN THE STATE OF MARYLAND.

         11.6 Entire Agreement. This Agreement, the Schedules hereto, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement between Buyer and Sellers with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing duly executed by each of the parties hereto.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Headings. The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

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
         11.9 Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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
                  IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer and Sellers as of the date first written above.

Buyer:                               Sellers:

SUSQUEHANNA RADIO CORP.              ENTERCOM COMMUNICATIONS CORP.

By /s/ David. E. Kennedy             By   /s/ John C. Donlevie
   --------------------------             -------------------------------------
     Name: David E. Kennedy               Name: John C. Donlevie
     Title: President                     Title: Executive Vice President

                                     ENTERCOM KANSAS CITY, LLC

                                     By:   /s/ John C. Donlevie
                                          -------------------------------------
                                          Name: John C. Donlevie
                                          Title: Executive Vice President

                                     ENTERCOM KANSAS CITY
                                     LICENSE, LLC

                                     By:   /s/ John C. Donlevie
                                          -------------------------------------
                                          Name: John C. Donlevie
                                          Title: Executive Vice President

                                       51